Certificate Supplement to Prospectus Supplement dated November 29, 2000 and Prospectus dated August 26, 1999


Capital Auto Receivables Asset Trust 2000-2
$57,385,000.00 Asset Backed Certificates

Capital Auto Receivables, Inc.
Seller

General Motors Acceptance Corporation
Servicer


You should consider carefully the risk factors beginning on page C-3 in this certificate supplement and page S-9 in the prospectus supplement and page 3 in the base prospectus.

The Certificates represent interests in the Trust only. The Certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

This certificate supplement may be used to offer and sell the Certificates only if accompanied by the prospectus supplement and the base prospectus.

The Trust has issued the class of Certificates described below, which are the only securities being offered pursuant to this certificate supplement:

                                                                   Certificates
Principal Amount................................................  $57,385,000.00
Pass Through Rate..............................................   6.450%
Final Scheduled Distribution Date..............................   July 2006
Price to Public................................................   101.02734%(1)
Underwriting Discount..........................................   0.3500%
Proceeds to Seller.............................................   $57,773,691.56
(1) Plus accrued interest from January 15, 2001

Credit Enhancement

o  Reserve Account, with an initial deposit of $61,864,476.44.

The Seller will retain Certificates with an initial Certificate Balance of $579,927.21

Neither the SEC nor any state securities commission has approved or disapproved these Securities or determined that this certificate supplement, the prospectus supplement or the base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            Deutsche Banc Alex. Brown

              This Certificate Supplement is dated January 30, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   CERTIFICATE SUPPLEMENT AND THE ACCOMPANYING
                    PROSPECTUS SUPPLEMENT AND BASE PROSPECTUS

     We provide information to you about the Certificates in three separate documents:

          (a) the base prospectus, which provides general information and terms of the Certificates, some of which may not apply to a particular class of Certificates, including your class.

          (b) the prospectus supplement, which provides information regarding the pool of contracts held by the Trust and will specify certain terms of your class of Certificates.

          (c) this certificate supplement, which specifies the terms of your class of Certificates.

     If the terms of your class of Certificates vary between the base prospectus, the prospectus supplement and this certificate supplement, you should rely on the information in this certificate supplement.

     You should rely only on the information provided in the accompanying base prospectus and the prospectus supplement and in this certificate supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Certificates offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying base prospectus, prospectus supplement and this certificate supplement is accurate on any date other than the dates stated on their respective covers.

     The accompanying base prospectus and prospectus supplement also describe the terms of the Notes that have been previously issued by the Trust. No Notes are being offered hereby.

     You can find a listing of the pages where capitalized terms used in the base prospectus, the prospectus supplement and this certificate supplement, are defined under the caption "Index of Terms" which appears at the end of the base prospectus.

                                THE CERTIFICATES

General

     The Certificates being offered hereby were issued by the Trust on December 14, 2000, pursuant to the terms of a Trust Agreement dated as of December 14, 2000 (the "Trust Agreement"). On that date, the Trust issued to the Seller Certificates with an aggregate initial Certificate Balance of $61,865,214.52. On the January 16, 2001 Distribution Date, principal collections in the amount of $3,900,287.31 were applied to the Certificate Balance. The Seller will retain the Certificates not offered hereby.

     On December 14, 2000 the Trust also issued four classes of Class A Notes and an Initial Variable Pay Revolving Note as described in the Prospectus Supplement dated November 29, 2000 (the "Prospectus Supplement") and the related Prospectus dated August 26, 1999 (the "Base Prospectus" and together with the
Prospectus  Supplement,  the  "Prospectus").  This  certificate  supplement (the
"Certificate Supplement") constitutes a supplement to the Prospectus. Capitalized terms used herein and not otherwise defined will have the meanings assigned to these terms in the Prospectus.

     The Seller has filed a form of the Trust Agreement as an exhibit to the Registration Statement of which this Certificate Supplement forms a part. A copy of the Trust Agreement will be available to holders of Certificates from the Seller upon request.

     The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates, the Trust Agreement and the Prospectus. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.


Interest

     On each Distribution Date, interest will be distributed to Certificateholders at the Pass Through Rate with respect to Certificate Balance. Any Certificateholders' Interest Distributable Amount with respect to a Distribution Date which is not distributed on such Distribution Date will be distributed on the next Distribution Date. Interest will accrue from and including the Closing Date and will be payable on each Distribution Date in an amount equal to the Certificateholders' Interest Distributable Amount for that Distribution Date. Interest with respect to the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "The Transfer and Servicing Agreements-Distributions" in the Prospectus Supplement.


Certificate Balance

     On each Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount will be available to make distributions with respect to Certificate Balance. In general, the foregoing means that, unless there are insufficient available funds or unless the Notes have been accelerated following an Event of Default, a pro rata portion, based on the outstanding principal amount of Notes and the Certificate Balance, of the amount available to make principal payments will be applied to make distributions with respect to Certificate Balance. See "The Transfer and Servicing Agreements-Distributions" in the Prospectus Supplement. The Final Scheduled Distribution Date for the Certificates will occur on the July 2006 Distribution Date.

Priority of Distributions; Subordination to the Notes

     The Servicer will allocate the Total Available Amount in the following order of priority:

     o    the Total Servicing Fee;

     o the net amount, if any, to be paid under the Interest Rate Swap to the Swap Counterparty;

     o    the Aggregate Noteholders' Interest Distributable Amount;

     o    the Certificateholders' Interest Distributable Amount;

     o    the Aggregate Noteholders' Principal Distributable Amount; and

     o    the Certificateholders' Principal Distributable Amount.

     If an Event of Default occurs as a result of either a failure to make a payment on any Notes or an insolvency event involving the Trust and the Notes are accelerated, the Trust will pay each class of the Class A Notes and the Variable Pay Revolving Note in full, on a pro rata basis, before making any interest payments on the Certificates or any payments with respect to Certificate Balance until all events of default have been cured or waived as provided in the Indenture. In this event, amounts otherwise available to make payments on the Certificates will be available to make payments on the Notes. See "The Transfer and Servicing Agreements - Distributions" in the Prospectus Supplement.


Ratings

     Upon their issuance, the Certificates were rated in the following categories for long-term debt obligations: "A" by Standard & Poor's Ratings Services, "A1" by Moody's Investors Service and "A+" by Fitch, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. There is no assurance that a rating will not be downgraded or withdrawn by a rating agency if circumstances so warrant. In the event that a rating initially assigned to the Certificates is subsequently downgraded for any reason, no person or entity is obligated to provide any additional enhancement.


Early Retirement of the Certificates

     When the Aggregate Principal Balance declines to 10% or less of the Aggregate Amount Financed, the Servicer may purchase all of the remaining Receivables. If the Servicer exercises its option to purchase the Receivables, the outstanding Certificates, if any, will be redeemed at a price equal to the remaining Certificate Balance plus accrued and unpaid interest at the Pass Through Rate. See "The Transfer and Servicing Agreements - Termination" in the Base Prospectus.


Delivery of the Certificates

     The Certificates will be sold on or about February 5, 2001 in book entry form through the facilities of DTC, Clearstream Banking and the Euroclear System against payment in immediately available funds.

                                  RISK FACTORS

     In addition to the potential risk factors set forth below, prospective investors should consider the potential risk factors set forth in both the Base Prospectus and the Prospectus Supplement under "Risk Factors."


Distributions on the Certificates are      Distributions on the Certificates will be subordinated in priority to the
Subordinated in Priority to                Notes as described in the Prospectus.  If an Event of Default occurs as a
Distributions on the Notes                 result of either a failure to make a payment on any Notes or an insolvency event involving the Trust and the Notes are accelerated, no payments of interest with respect to Certificate Balance will be made until the Notes are paid in full or the acceleration is rescinded.  In this event, amounts otherwise available to make payments on the Certificates will be available to make payments on the Notes.  See "Transfer and Servicing
                                           Agreements-Distributions" in the Prospectus Supplement.

Distributions on the Certificates          The Trust's ability to make distributions on the Certificates with respect
Depend on Collections on the               to Certificate Balance will depend on the amount of collections on the
Receivables                                Receivables and the amount of receivables that default.  If there are insufficient funds to pay the entire amount due on any of the securities, you may experience delays and/or reductions in distributions with respect to Certificate Balance on your Certificates.

Limited Obligations                        The Certificates will not represent an interest in or an obligation of
                                           General Motors, GMAC, the Servicer, the Seller or any of their affiliates, and the Certificates will not be guaranteed or insured by General Motors,
                                           GMAC, the Servicer, the Seller or any of their affiliates.  Consequently, proceeds of the assets of the trust (and any related liquidity, credit or other enhancement arrangements not included as assets of the trust) (other than any such assets or arrangements which are solely for the benefit of any
                                           Notes) will be the sole source of payment on the Certificates, and there will be no recourse to General Motors, GMAC, the Servicer, the Seller, or
                                           any other entity if such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.  The only obligations of the foregoing entities with respect to the Trust will be certain limited obligations of GMAC, the Servicer and the Seller to repurchase certain Receivables if specified representations, warranties and covenants in the Pooling and Servicing Agreement and the Trust Sale and
                                           Servicing Agreement are breached and to perform their other obligations under any related liquidity, credit or other enhancement arrangements. See "The
                                           Transfer and Servicing Agreements - Sale and Assignment of
                                           Receivables" in the Base Prospectus.

 Interest Rate Swap Risk                   The Interest Rate Swap risk associated with the Notes as described in the
                                           Prospectus Supplement also applies to the Certificates.  See "Risk
                                           Factors-Interest Rate Swap Risk" in the Prospectus Supplement.

                              ERISA CONSIDERATIONS

     The Certificates may not be acquired by any of the following:

     o an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA;

     o    a plan described in Section 4975(e)(1) of the Code; or

     o an entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" in the Base Prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Kirkland & Ellis, special tax counsel to the Seller, the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a partnership for federal income tax purposes. Each Certificateholder, by acceptance of a Certificate, will agree to treat the Certificates as equity interests in a partnership for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the Receivables and, subject to certain limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the Notes and reasonable servicing and other fees. See "Certain Federal Income Tax Considerations-Partnership Certificates" in the Base Prospectus.

     See "Certain Federal Income Tax Considerations" and "State and Local Tax Consequences" in the Base Prospectus.


                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Certificate Underwriting Agreement, dated as of January 30, 2001, between the Seller and Deutsche Bank Securities Inc. (the "Certificate Underwriter"), the Seller has agreed to sell to the Certificate Underwriter and the Certificate Underwriter has agreed to purchase from the Seller, $57,385,000.00 aggregate principal amount of Certificates.

     The Seller has been advised by the Certificate Underwriter that it proposes to initially offer the Certificates to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of 0.210%. The Certificate Underwriter may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of 0.150%. After the initial public offering, the public offering price and such concessions may be changed.

     The Certificate Underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Certificate Underwriter to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over- allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Certificate Underwriter represent that the Certificate Underwriter will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The Seller will receive aggregate proceeds of approximately $57,773,691.56 from the sale of the Certificates described above (representing 100.67734% of the aggregate initial Certificate Balance) after paying the aggregate underwriting discount of $200,847.50 on the Certificates (representing 0.350% of the aggregate initial Certificate Balance, excluding the amount retained by the Seller). Additional offering expenses are estimated to be $200,000.00.

                                      LEGAL

     In addition to the legal opinions described in the Base Prospectus, certain legal matters relating to the Certificates will be passed upon for the Certificate Underwriter by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and certain of its affiliates.

Prospectus Supplement to Prospectus dated August 26, 1999

Capital Auto Receivables Asset Trust 2000-2
$980,284,000.00 Asset Backed Notes, Class A

Capital Auto Receivables, Inc.
Seller

General Motors Acceptance Corporation
Servicer


     You should consider carefully the risk factors beginning on page S-9 in this prospectus supplement and page 3 in the prospectus.

     The Notes represent obligations of the Trust only. The Certificates represent interests in the Trust only. The Notes and the Certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

     This prospectus supplement may be used to offer and sell the Notes and the Certificates only if accompanied by the prospectus.

The Trust will issue the following classes of Notes and Certificates:

------------------------------------------------------------------------------------------------------------------------------------
                                                        Class A Notes
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Initial
                                                                                                       Variable Pay
                                                                                                        Revolving
                                A-1 Notes (1)       A-2 Notes         A-3 Notes         A-4 Notes         Note (1)   Certificates(1)
------------------------------------------------------------------------------------------------------------------------------------
 Principal Amount              $463,000,000       $362,000,000        $267,000,000      $351,284,000    $557,000,000  $61,865,214.52

                                                                                                         One Month
                                                                                                         LIBOR Plus
 Interest Rate                    6.593%             6.510%              6.460%            6.460%          0.09%          6.450%

 Targeted Final
 Distribution Date              June 2001         December 2001        June 2002       December 2002        N/A            N/A

 Final Scheduled
 Distribution Date              July 2002          April 2003         January 2004       July 2006       July 2006      July 2006

 Price to Public                   N/A             99.998002%          99.988225%        99.986392%         N/A            N/A

 Underwriting Discount             N/A               0.1250%            0.1500%           0.1750%           N/A            N/A

 Proceeds to Seller                N/A           $361,540,267.24    $266,568,060.75   $350,621,450.27       N/A            N/A

 (1) Not being offered hereby.

Credit Enhancement

o  Reserve Account, with an initial deposit of $61,864,476.44.
o  The Certificates are subordinated to the Notes.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. The Seller will initially retain 100% of the Certificates. The Class A-1 Notes, the Variable Pay Revolving Note and the Certificates are not offered under these documents.

Neither the SEC nor any state securities commission has approved or disapproved these Securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Deutsche Banc Alex. Brown                         Banc One Capital Markets, Inc.

Credit Suisse First Boston
                      Merrill Lynch & Co.
                                     Morgan Stanley Dean Witter
                                                          Salomon Smith Barney

                                November 29, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the Notes and the Certificates in two separate documents:

     (a) the prospectus, which provides general information and terms of the Notes and the Certificates, some of which may not apply to a particular series of Notes or Certificates, including your series.

     (b) this prospectus supplement, which will provide information regarding the pool of contracts held by the Trust and will specify the terms of your series of Notes or Certificates.

     If the terms of your series of Notes or Certificates vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     You can find a listing of the pages where capitalized terms used in the prospectus and this prospectus supplement are defined under the caption "Index of Terms" which appears at the end of the prospectus.




                                                 TABLE OF CONTENTS

                                             Prospectus Supplement Page

SUMMARY OF TRANSACTION PARTIES...................................................................................S-1
SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS.....................................................S-2
SUMMARY..........................................................................................................S-3
RISK FACTORS.....................................................................................................S-9
THE TRUST.......................................................................................................S-11
THE RECEIVABLES POOL............................................................................................S-11
THE SERVICER....................................................................................................S-13
THE NOTES.......................................................................................................S-13
THE CERTIFICATES................................................................................................S-17
THE TRANSFER AND SERVICING AGREEMENTS...........................................................................S-18
ERISA CONSIDERATIONS............................................................................................S-28
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........................................................................S-28
UNDERWRITING....................................................................................................S-29
LEGAL OPINIONS..................................................................................................S-29



                                                   Prospectus

RISK FACTORS.......................................................................................................3
THE TRUSTS.........................................................................................................6
THE RECEIVABLES POOLS..............................................................................................7
WEIGHTED AVERAGE LIFE OF THE SECURITIES............................................................................8
POOL FACTORS ANDS TRADING INFORMATION..............................................................................9
USE OF PROCEEDS....................................................................................................9
THE SELLER.........................................................................................................9
THE SERVICER......................................................................................................10
THE NOTES.........................................................................................................10
THE CERTIFICATES..................................................................................................15
CERTAIN INFORMATION REGARDING THE SECURITIES......................................................................17
THE TRANSFER AND SERVICING AGREEMENTS.............................................................................21
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES..........................................................................33
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.........................................................................36
STATE AND LOCAL TAX CONSEQUENCES..................................................................................47
ERISA CONSIDERATIONS..............................................................................................47
PLAN OF DISTRIBUTION..............................................................................................48
LEGAL OPINIONS....................................................................................................48
WHERE YOU CAN FIND MORE INFORMATION...............................................................................48
INCORPORATION BY REFERENCE........................................................................................49
INDEX OF TERMS...................................................................................................-i-

                      (This page intentionally left blank)

[GRAPHIC_OMITTED]

[GRAPHIC_OMITTED]

                                     SUMMARY

     This Summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the Class A Notes, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Issuer

     Capital Auto Receivables Asset Trust 2000-2, a Delaware business trust formed by the Seller, will issue four classes of Class A Notes, one or more Variable Pay Revolving Notes and a class of Certificates.

Seller

     Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, will be the Seller to the Trust.

Servicer

     General Motors Acceptance Corporation, which we refer to as GMAC, a wholly-owned subsidiary of General Motors Corporation, will be the Servicer for the Trust.

Indenture Trustee

     Bank One, National Association.

Owner Trustee

     Bankers Trust (Delaware).

THE NOTES

     Class A Notes

     The Trust will issue the following Class A Notes:


                     Aggregate-Principal            Interest
---------------- ---------------------------   ------------------
      A-1               $463,000,000                 6.593%
      A-2                362,000,000                 6.510%
      A-3                267,000,000                 6.460%
      A-4                351,284,000                 6.460%

     Only the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are offered hereby. The Class A-1 Notes will be sold in a private placement and are not offered hereby.

Variable Pay Revolving Notes

     At the time of issuance of the Class A Notes, the Trust will issue a Variable Pay Revolving Note with an initial principal amount of $557,000,000. The Seller will sell a 100% participation interest in the initial Variable Pay Revolving Note in a private placement to a commercial paper facility administered by GMAC. We are not offering any interest in the initial Variable Pay Revolving Note hereby.

     If this commercial paper facility makes each incremental advance requested by the Seller with respect to the initial Variable Pay Revolving Note as described below, then no additional Variable Pay Revolving Notes will be issued. If those incremental advances do not occur as requested, the Trust may issue one or more additional Variable Pay Revolving Notes to additional purchasers. Neither this commercial paper facility nor any other person is obligated to make any incremental advance with respect to or purchase a Variable Pay Revolving Note or any interest therein. For ease of reference, except where the context otherwise requires, we use the term the "Variable Pay Revolving Note" to refer collectively to the initial Variable Pay Revolving Note and any other Variable Pay Revolving Notes that may subsequently be issued.

     The Seller will request incremental advances under the Variable Pay Revolving Note on the targeted final distribution date for each class of the Class A Notes. The Seller will direct the Trust to use the amount so advanced to make principal payments on the applicable Class A Notes on that targeted final distribution date.

     The initial Variable Pay Revolving Note will bear interest at a floating rate of one-month LIBOR plus 0.09% per annum, except as described below. Any additional Variable Pay Revolving Note that is issued will bear interest at a spread over LIBOR that will be established at the time of issuance based on market conditions, but the spread will not exceed 2.50%. If the interest rate swap described below is terminated, the interest rate on each Variable Pay Revolving Note will automatically become a fixed rate of 6.5285% per annum, payable on a monthly basis, which is the fixed rate payable by the Trust under the interest rate swap.

     The Seller will only obtain incremental advances under the Variable Pay Revolving Note on the targeted final distribution date for a class of Class A Notes if the aggregate amount of the related advance, together with other available funds, will be sufficient to pay in full the outstanding principal balance of those Class A Notes on that targeted final distribution date. However, as no entity is committed to make incremental advances under the Variable Pay Revolving Note, it is possible that no advance will be made on the targeted final distribution date for a class of Class A Notes, in which case the Trust will not have sufficient funds to pay in full the outstanding principal balance of those Class A Notes on their targeted final distribution date.

     The Seller will also not obtain incremental advances under the Variable Pay Revolving Note on the targeted final distribution date for a class of Class A Notes if:

       o       the interest rate swap terminates;

       o an event of default occurs under the indenture or;

       o the total principal amount of Notes and Certificates outstanding would exceed the aggregate discounted principal balance of the receivables held by the Trust.

Interest Payments

     The Trust will pay interest on the Notes monthly, on the 15th day of each month, or on the next business day, which we refer to as the "distribution date." The first distribution date is January 16, 2001.

     The prospectus and this prospectus supplement describe how the available funds are allocated to interest payments.

     The Trust will pay interest on all the Class A Notes that we are offering under this prospectus supplement based on a 360-day year consisting of twelve 30-day months.

     Interest payments on all Class A Notes and the Variable Pay Revolving Note will have the same priority.

Principal Payments

     In general, the Trust will not make payments of principal on any class of Class A Notes until its targeted final distribution date. On the targeted final distribution date for each class of Class A Notes, the Trust will pay, to the extent of available funds, the entire outstanding principal balance of that class of Class A Notes.

     Amounts available to pay principal on the Notes on each distribution date that is not a targeted final distribution date for any Class A Notes will be applied to make principal payments on the Variable Pay Revolving Note. On each distribution date, except after the Notes have been accelerated following an event of default as described below, distributions with respect to the Certificate balance on the Certificates will also be made.

     The amount available to make principal payments on each distribution date will be based on the amount of collections and defaults on the receivables during the prior month. On the targeted final distribution date for a class of Class A Notes, the proceeds from any incremental advances under the Variable Pay Revolving Note will also be available to make principal payments. The prospectus and this prospectus supplement describe how the available funds are allocated to principal payments.

     If any class of Class A Notes is not paid in full on its targeted final distribution date, on each distribution date thereafter, until that class of Class A Notes is paid in full, amounts available to make principal payments on the Notes will be applied to that class of Class A Notes and the Variable Pay Revolving Note pro rata. If on two consecutive targeted final distribution dates the corresponding targeted classes of Class A Notes are not paid in full or in the event the interest rate swap is terminated, on each distribution date thereafter, amounts available to make principal payments on the Notes will be applied to the Class A Notes and the Variable Pay Revolving Note pro rata. In such event, payments on the Class A Notes will be made sequentially, so that no principal payments will be made on any class of Class A Notes until all Class A Notes with a lower numerical designation have been paid in full. For example, the Class A-2 Notes will be paid in full before any payments are made on the Class A-3 Notes and the Class A-3 Notes will be paid in full before any payments are made on the Class A-4 Notes.

     The failure of the Trust to pay any class of Class A Notes in full on its targeted final distribution date will not constitute an event of default.

     On each distribution date after an event of default occurs and the Notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of the Class A Notes and the Variable Pay Revolving Note will be made ratably to all noteholders, based on the outstanding principal balance of each class of Notes.

     All unpaid principal on a class of Notes will be due on the final scheduled distribution date for that class. Failure to pay a class of Notes in full on its final scheduled distribution date will result in an event of default.

     When the total principal balance of the receivables declines to less than 10% of the total amount financed under the receivables, the Servicer may purchase all of the remaining receivables. If the Servicer purchases the receivables, the outstanding Class A-4 Notes, if any, and Variable Pay Revolving Note will be redeemed at a price equal to their remaining principal balance plus accrued and unpaid interest.

THE CERTIFICATES

     The Trust will issue Certificates with an aggregate initial Certificate balance of $61,865,214.52.

     The Seller will initially retain 100% of the Certificates, but may sell all or part of its interest in the Certificates in the future.

Interest Payments

     The Trust will pay interest on the Certificates on each distribution date.

     The Certificates will bear interest at 6.450% per annum.

     The Trust will pay interest on the Certificates based on a 360-day year consisting of twelve 30-day months.

     The prospectus and this prospectus supplement describe how the available funds are allocated to interest payments.

Certificate Balance

     On each distribution date, except after the Notes have been accelerated following an event of default as described below, a pro rata portion, based on the outstanding amount of Notes and Certificates, of the amount available to make principal payments will be applied to make distributions with respect to Certificate balance.

Subordination

     If an event of default occurs as a result of either a failure to make a payment on any Notes or an insolvency event involving the Trust, and the Notes are accelerated, no payments of interest on the Certificates or distributions with respect to the Certificate balance will be made until the Notes are paid in full or the acceleration is rescinded.

Early Retirement of the Certificates

     When the total principal balance of the receivables declines to 10% or less of the total amount financed under the receivables, the Servicer may purchase all of the remaining receivables. If the Servicer purchases the receivables, the outstanding Certificates, if any, will be redeemed at a price equal to the remaining Certificate balance plus accrued and unpaid interest.

THE TRUST PROPERTY

     The primary assets of the Trust will be a pool of fixed rate retail instalment sales contracts used to finance the purchase of new cars and light trucks. We refer to these contracts as "receivables," to the pool of those receivables as the "receivables pool" and to the persons who financed their purchases with these contracts as "obligors." Substantially all of the receivables comprising the Trust property were acquired by GMAC under special incentive rate financing programs. The receivables in the Trust will be sold by GMAC to the Seller, and then by the Seller to the Trust. The Trust will grant a security interest in the receivables and the other Trust property to the Indenture Trustee on behalf of the noteholders. The Trust property will also include, with other specific exceptions described in the prospectus:

        o Monies received under the receivables on or after a cut-off date of November 1, 2000, which we refer to as the "Cutoff Date";

        o Amounts held on deposit in trust accounts maintained for the Trust;

        o      Security interests in the vehicles financed by the receivables;

       o Any recourse GMAC has against the dealers from which it purchased the receivables;

       o       Any proceeds from claims on insurance
               policies covering the financed vehicles;

       o       The interest rate swap and the triparty
               contingent assignment described below;

       o Specified rights of the Seller under its purchase agreement with GMAC; and

       o All rights of the Trust under the related transfer agreement with the Seller.

     The initial aggregate discounted principal balance of the receivables, which is the present value of all payments due on the receivables that have not been received on or prior to the last day of the applicable month discounted by 10%, will be $2,062,149,214.52.

PRIORITY OF DISTRIBUTIONS

     The Trust will distribute available funds in the following order of priority:

       o       servicing fee payments to the Servicer;

       o       net amount payable, if any, to the swap
               counterparty described below;

       o       interest on the Notes;

       o       interest on the Certificates;

       o       principal on the Notes;

       o       principal on the Certificates; and

       o       deposits into the reserve account.

     If an event of default occurs as a result of either a failure to make a payment on any Notes or an insolvency event involving the Trust, and the Notes are accelerated, the Trust will pay each class of the Class A Notes and the Variable Pay Revolving Note in full, on a pro rata basis, before making any interest payments on the Certificates or any payments with respect to Certificate balance until all events of default have been cured or waived as provided in the indenture.

RESERVE ACCOUNT

     On the closing date, the Seller will deposit $61,864,476.44 in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available for such purpose, will be added to the reserve account on each distribution date if the reserve account balance is below a specified reserve amount. The specified reserve amount will increase so long as any funds are held in the Accumulation Account described below. See "The Transfer and Servicing Agreements--Reserve Account" in this prospectus supplement.

     To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fee, to pay the net amount, if any, due to the swap counterparty and to make required distributions on the Notes and the Certificates, the Trust will withdraw cash from the reserve account for those purposes. Amounts on deposit in the reserve account will not be available, however, on the targeted final distribution date for any class of Class A Notes to the extent that available funds are otherwise insufficient to pay that class of Class A Notes in full.

     On any distribution date, after the Trust pays the total servicing fee and the swap counterparty and makes all required distributions on the Notes and the Certificates, the amount in the reserve account may exceed the specified reserve amount. If so, the Trust will pay the excess to the Seller.

INTEREST RATE SWAP

     On the Closing Date, the Trust will enter into an interest rate swap with Deutsche Bank AG, New York Branch, as swap counterparty.

     The swap counterparty, the Trust and GMAC will also enter into a triparty contingent assignment. Under the contingent assignment, if the swap counterparty fails to perform its obligations under the interest rate swap, or if any applicable termination events occur, and as a result the interest rate swap would be terminated early, GMAC will assume the rights and obligations of the swap counterparty under the interest rate swap.

     Under the interest rate swap, the Trust will receive monthly payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Variable Pay Revolving Note.

     Under the interest rate swap, on the business day prior to each distribution date, the Trust will be obligated to pay to the swap counterparty a fixed monthly rate on a notional amount equal to the aggregate outstanding balance of the Variable Pay Revolving Note. The swap counterparty will be obligated to pay to the Trust a floating interest rate based on LIBOR on the same notional amount and on the same payment date.

     Under the interest rate swap, the amount that the Trust is obligated to pay to the swap counterparty will be netted against the amount that the swap counterparty is obligated to pay to the Trust. Only the net amount payable will be due from the Trust or the swap counterparty, as applicable.

     If the interest rate swap is terminated, the interest rate on the Variable Pay Revolving Note will automatically become a fixed rate equal to the fixed rate payable by the Trust under the interest rate swap and the Trust will no longer be permitted to obtain incremental advances under the Variable Pay Revolving Note. See "The Transfer and Servicing Agreements-- Interest Rate Swap" in this prospectus supplement for additional information.

SERVICING FEES

     The Trust will pay the Servicer a monthly basic servicing fee in an amount equal to 1% per annum as compensation for servicing the receivables.

     The Servicer will also be entitled to any late fees, prepayment charges and other administrative fees and expenses collected during the related month and investment earnings on Trust accounts.

     The Trust will also pay the Servicer an additional monthly servicing fee of up to 1% per annum to the extent described in the prospectus.

TAX STATUS

     In the opinion of Kirkland & Ellis, special tax counsel to the Seller,

       o the Class A Notes will be characterized as indebtedness for federal income tax purposes, and

       o the Trust will not be taxable as an association, or a publicly traded partnership taxable as a corporation, but it instead will be classified as a division of the Seller for federal income tax purposes.

     Because the Certificates are owned entirely by the Seller, they will therefore be designated as tax non-entity certificates representing the sole equity interests in the Trust.

     Each noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

     See "Certain Federal Income Tax Considerations" and "State and Local Tax Consequences" in the prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

     Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the Class A Notes. An employee benefit plan should consult with its counsel before purchasing the Class A Notes.

     See  "ERISA   Considerations"   in  the  prospectus  and  this   prospectus
supplement.

RATINGS

     We will not issue the Class A Notes offered hereby unless they are rated in the highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

     We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.

     A rating is not a recommendation to buy the Class A Notes. The rating considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal in full. The rating does not consider the prices of the Class A Notes, their suitability to a particular investor or the timing of principal payments. In particular, the rating does not address whether any class of Class A Notes will be paid in full on its targeted final distribution date.

                                  RISK FACTORS

     In addition to the risk factors on page 3 of the prospectus, you should consider the following risk factors in deciding whether to purchase the Notes.


Failure to Receive Incremental          The Trust's ability to pay the full
Advances Under the Variable Pay         principal amount of any class of Class A
Revolving Note Will Result in           Notes on its targeted final distribution
Class A Notes Not Being Paid in         date will depend on whether the Trust is
full on Their Targeted Final            able to obtain an incremental advance
Distribution Dates                      under the Variable Pay Revolving Note on
                                        that targeted final distribution date.
                                        If the Trust does not obtain an
                                        incremental advance, it is unlikely that the full principal amount of a class of Class A Notes will be paid on its targeted final distribution date.
                                        Furthermore, if on two consecutive
                                        targeted final distribution dates the
                                        corresponding targeted classes of Class
                                        A Notes are not paid in full or in the
                                        event the interest rate swap is
                                        terminated, on each subsequent
                                        distribution date, principal payments
                                        will be made on the Class A Notes and
                                        the Variable Pay Revolving Note pro rata and the Class A Notes will be paid sequentially, so that principal payments will be made on each class of Class A after all classes of Class A Notes with a lower numberical designation have been paid in full, regardless of the targeted final distribution date for that class.




                                        A 100% participation interest in the
                                        initial Variable Pay Revolving Note will be sold in a private placement to a commercial paper facility administered by GMAC. The Seller will request that the commercial paper facility make an incremental advance with respect to the initial Variable Pay Revolving Note on each targeted final distribution date. If the commercial paper facility elects not to make such an incremental advance, the Seller will use reasonable efforts to sell one or more additional Variable Pay Revolving Notes to additional purchasers and to obtain an incremental advance thereunder. However, neither the commercial paper facility administered by GMAC nor any other person or entity is obligated to make any incremental advance with respect to any Variable Pay Revolving Note and neither the Seller, the Servicer nor any other person or entity is obligated to identify any other prospective purchasers. As a result, we cannot assure that any incremental advances will be available on the targeted final distribution date for a class of Class A Notes, in which case the Trust will not have sufficient funds to pay that class of Class A Notes in full on that date.


                                        You will bear all reinvestment risk
                                        resulting from payments on the Class A
                                        Notes being made before or after their
                                        respective targeted final distribution
                                        dates.

Payments on the Notes Depend on         The Trust's ability to make principal
Collections on the Receivables          payments on the Notes will  depend on
                                        the amount of collections on the
                                        receivables and the amount of
                                        receivables that default. If there are
                                        insufficient funds to pay the entire
                                        amount due on any class of securities,
                                        you may experience delays and/or
                                        reductions in principal payments on
                                        your Notes.

Interest Rate Swap Risk                 The Trust has entered into the fixed
                                        rate to floating rate interest rate swap because the receivables owned by the Trust bear interest at a fixed rate while the Variable Pay Revolving Note will generally bear interest at a floating rate based on one-month LIBOR.
                                        The Trust will use payments made by the
                                        swap counterparty to the Trust to help
                                        make interest payments on the Notes. If
                                        the interest rate swap is terminated,
                                        the interest rate on the Variable Pay
                                        Revolving Note will automatically become fixed at the fixed rate payable by the Trust under the interest rate swap.


                                        During those periods in which the
                                        floating LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the Trust, the Trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the Notes. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your Notes.


                                        On the other hand, during those periods
                                        in which the floating rate payable by
                                        the swap counterparty is less than the
                                        fixed rate payable by the Trust, the
                                        Trust will be obligated to make payments to the swap counterparty. The swap counterparty will be entitled to the net amount due, if any, to the swap counterparty under the interest rate swap with respect to periodic payments. On any distribution date, if there are not enough funds in the Trust to pay all of the Trust's obligations for that distribution date, the swap counterparty will receive full payment of the net amount due under the interest rate swap before you receive payments on your Notes. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your Notes.


                                        In addition, in the event of the
                                        termination of the interest rate swap, a termination payment may be due to the swap counterparty. Any such payment would be made by the Trust out of funds that would otherwise be available to make payments on the Notes and would be paid from available funds pari passu with any payments of interest on the Notes. The amount of any such termination payment may be based on the market value of the interest rate swap. Any such termination payment could, if market interest rates and other conditions have changed materially from the date of issuance of any Notes, be substantial. In such event, you may experience delays and/or reductions in interest and principal payments on your Notes.


                                        The obligations of the swap counterparty under the interest rate swap are unsecured. However, in the event that the joint probability of default under the interest rate swap drops below "AA-" based upon the ratings of the swap counterparty and GMAC and upon other factors of Standard & Poor's Ratings Services' proprietary methodology, the swap counterparty will be obligated to take certain actions specified in the interest rate swap. See "The Transfer and Servicing Agreements--Interest Rate Swap."

                                    THE TRUST

     The Issuer, Capital Auto Receivables Asset Trust 2000-2, is a business trust formed under the laws of the State of Delaware. The Trust will be established and operated pursuant to a Trust Agreement dated on or before December 14, 2000 (the "Closing Date").

     The Trust will engage in only the following activities:

     o Acquiring, holding and managing the Receivables and other assets of the Trust;

     o    Issuing Securities;

     o    Making payments on the Securities; and

     o Taking any action necessary to fulfill the role of the Trust in connection with the Notes and the Certificates.

     The Trust's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed in "--The Owner Trustee" below.

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance of the Class A Notes, the initial Variable Pay Revolving Note and the Certificates had taken place on such date:


Class A-1 6.593% Asset Backed Notes....................................   $    463,000,000.00
Class A-2 6.510% Asset Backed Notes.....................................       362,000,000.00
Class A-3 6.460% Asset Backed Notes.....................................       267,000,000.00
Class A-4 6.460% Asset Backed Notes.....................................       351,284,000.00
Floating Rate Variable Pay Asset Backed Revolving Note..................       557,000,000.00
6.450% Asset Backed Certificates........................................        61,865,214.52
                                                                          --------------------
                       Total............................................  $  2,062,149,214.52

     The Class A-1 Notes, the Variable Pay Revolving Note and the Certificates are not being offered hereby. The Certificates represent the equity of the Trust and will be issued under the Trust Agreement. The Seller will initially hold 100% of the Certificates.

The Owner Trustee

     Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement (the "Owner Trustee"). Bankers Trust (Delaware) is a Delaware banking corporation and a wholly-owned subsidiary of Bankers Trust Company, a New York corporation. Its principal offices are located at 1011 Centre Rd., Suite 200, Wilmington, Delaware 19805.

                              THE RECEIVABLES POOL

     The Receivables to be included in the Receivables Pool related to the Notes were selected from GMAC's portfolio based on several criteria, including that each Receivable:

     o    has a first payment due date on or after January 1, 1997;

     o    was originated on or after December 1, 1996;

     o    has an original term of 6 to 60 months;

     o provides for finance charges at an annual percentage rate within the range specified in the second table below;

     o    as of the Cutoff Date, was not more than 29 days past due; and

     o satisfies the other criteria set forth in the Prospectus under "The Receivables Pools."

     Scheduled Interest Receivables represent 43% of the Aggregate Principal Balance as of the Cutoff Date. The balance of the Receivables are Simple Interest Receivables. All of the Receivables were secured by new vehicles at the time of origination. Substantially all of the Receivables were acquired by GMAC under special incentive rate financing programs.

        The following tables describe the Receivables Pool:

                                               Composition of The Receivables Pool

        Weighted Average Annual Percentage Rate of Receivables(1)............................  4.4%
        Aggregate Amount Financed............................................................  $2,260,019,462.31
        Number of Contracts in Pool..........................................................  180,680
        Average Amount Financed..............................................................  $12,508.40
        Weighted Average Original Maturity (2)...............................................  54.13 Months
        Weighted Average Remaining Maturity (Range)..........................................  40.79 Months (6 to 59 months)

-------------------------------------------

(1)     Based on weighting by current balance and remaining term of each Receivable.
(2)     Based on weighting by original principal balance of each Receivable.

         Distribution by Annual Percentage Rate of the Receivables Pool

                                                                                Percentage of
      Annual Percentage               Number of      Aggregate Amount        Aggregate-Amount
         Rate Range                   Contracts          Financed                 Financed
---------------------------------   ------------    --------------------   --------------------
0.01% to 1.00%...................         15,797          $215,982,648             9.56%
1.01% to 2.00%...................         13,182           127,747,442             5.65%
2.01% to 3.00%...................         25,243           255,150,777            11.29%
3.01% to 4.00%...................         52,232           574,662,841            25.43%
4.01% to 5.00%...................         32,698           463,507,459            20.51%
5.01% to 6.00%...................         28,851           404,488,168            17.90%
6.01% to 7.00%...................          8,191           143,105,468             6.33%
7.01% to 8.00%...................          4,422            74,417,149             3.29%
8.01% to 9.00%...................             64               957,510             0.04%
                                    ------------          ------------            ------
               Total.............        180,680        $2,260,019,462            100.00%
                                    ============        ==============            =======

     The Receivables Pool includes Receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of Receivables. No other state accounts for more than 4.43% of the Aggregate Amount Financed.


                                                             Percentage of
                                                               Aggregate
                                                                Amount
        State (1)                                              Financed
        -----                                                  --------
        California..................................           12.81%
        Illinois....................................            9.76%
        Texas.......................................            8.38%
        Michigan....................................            7.31%
        New York....................................            6.38%
        Florida.....................................            5.17%

----------------------------
(1) Based on billing addresses of the obligors on the Receivables at origination.

                                  THE SERVICER

     The administrative office of GMAC is located at 200 Renaissance Center, 12th Floor, Detroit, Michigan 48265 (Tel. No. 313-556-5000).

Delinquencies, Repossessions and Net Losses

     For GMAC's entire U.S. portfolio of new and used retail car and light truck receivables (including receivables previously sold by GMAC which it continues to service), the following table shows GMAC's experience for (1) delinquencies, (2) repossessions and (3) net losses. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                                                              Nine Months
                                                                 Ended
                                                              September 30                    Year Ended December 31
                                                            -----------------         ------------------------------------
                                                              2000     1999            1999     1998      1997      1996
                                                              ----     ----           -------  -------   -------   -------
NEW AND USED
VEHICLE CONTRACTS
Total Retail Contracts Outstanding at End of the
Period (in thousands).....................................  3,306     3,117           3,120      2,981    2,861     3,005

Average Daily Delinquency
               31-60 Days.................................  1.89%     2.18%           2.18%      2.66%    3.24%     3.14%
               61-90 Days.................................  0.14      0.14            0.14       0.18     0.23      0.22
               91 Days or More............................  0.01      0.01            0.02       0.02     0.03      0.03

Repossessions as a Percent of Average Number of
Contracts Outstanding.....................................  1.82%(1)  2.08%(1)        2.07%      2.48%    3.21%     3.59%

Net Losses as a Percent of Liquidations (2)...............  1.07%     1.04%           1.12%      1.70%    2.30%     2.35%

Net Losses as a Percent of Average
Receivables (2)...........................................  0.54%(1)  0.55%(1)        0.58%      0.83%    1.31%     1.45%

-------------------
(1) Annualized Rate.
(2) Percentages based on gross accounts receivable including unearned income.

                                    THE NOTES

General

     The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Indenture will be available to holders of Notes from the Seller upon request and will be filed with the SEC following the initial issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. Bank One, National Association, will be the "Indenture Trustee."

     The Class A Notes. The "Interest Rate," the "Targeted Final Distribution Date" and the "Final Scheduled Distribution Date" for each class of the Class A Notes are as set forth on the cover page to this Prospectus Supplement.

     The Variable Pay Revolving Note. The initial Variable Pay Revolving Note and any subsequently issued Variable Pay Revolving Note will each have the same Final Scheduled Distribution Date of July 2006. The initial Variable Pay Revolving Note will bear interest at a floating rate equal to LIBOR plus 0.09% per annum, payable on a monthly basis. Any subsequently issued Variable Pay Revolving Note will bear interest at a floating rate equal to LIBOR plus a spread to be determined at the time of issuance based on market conditions, but not to exceed 2.50%. If the Interest Rate Swap is terminated, the Interest Rate on each Variable Pay Revolving Note will automatically become fixed at 6.5285% per annum, payable on a monthly basis, which is the fixed rate payable by the Trust under the Interest Rate Swap. See "--Incremental Advances Under the Variable Pay Revolving Note" below.

     "LIBOR" means, with respect to each Distribution Date other than the initial Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding Distribution Date and, in the case of the initial Distribution Date, 6.82125%. If that rate does not appear on the Telerate Service Page 3750 (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), then LIBOR will be the Reference Bank Rate.

     A "LIBOR Business Day" means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

     The "Reference Bank Rate" for any Distribution Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the Variable Pay Revolving Note then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of the Variable Pay Revolving Note then outstanding. If no quotation can be obtained, then LIBOR will be the rate from the prior Distribution Date.

Payments of Interest

     Interest on the unpaid principal balance of each class of the Class A Notes and the Variable Pay Revolving Note will accrue at the applicable Interest Rate and will be paid monthly on each Distribution Date. Interest payments on all Class A Notes and the Variable Pay Revolving Note will have the same priority while interest on the Certificates will not be paid on any Distribution Date until interest on the Class A Notes and the Variable Pay Revolving Note has been paid in full.
                                      S-14

     Each Distribution Date will be a Payment Date as described in the Prospectus. "Distribution Date" means the 15th day of each month or, if any such date is not a Business Day, the next succeeding Business Day, commencing January 16, 2001. A "Business Day" is any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan or Chicago, Illinois may, or are required to, remain closed. Interest will accrue on the Class A Notes from and including the Closing Date. For each class of the Class A Notes and the Variable Pay Revolving Note, interest will be payable on each Distribution Date in an amount equal to the Noteholders' Interest Distributable Amount for that Distribution Date. Interest on the Class A-1 Notes and the Variable Pay Revolving Note will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on all other Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Failure to pay the full Noteholders' Interest Distributable Amount on any class of Notes on any Distribution Date will constitute an Event of Default under the Indenture following the expiration of a five-day grace period.

     After the Notes have been declared to be due and payable following the occurrence of an Event of Default resulting from either the failure to make a payment on the Notes or an insolvency event involving the Trust, no interest or principal will be payable on the Certificates until all principal of and interest on the Class A Notes has been paid in full.

Payments of Principal

     In general, no payments will be made on any class of the Class A Notes until its Targeted Final Distribution Date. On the Targeted Final Distribution Date for each class of Class A Notes, the Trust will pay, to the extent of available funds, the entire outstanding principal balance of that class of Class A Notes. Amounts available to pay principal on the Notes on each Distribution Date that is not a Targeted Final Distribution Date will be applied to make principal payments on the Variable Pay Revolving Note to the extent of the outstanding principal balance of the Variable Pay Revolving Note. If and to the extent the amount available to pay principal on the Notes exceeds the outstanding principal balance of the Variable Pay Revolving Note, this excess will be deposited into an account which we refer to as the "Accumulation Account." Amounts on deposit in the Accumulation Account will be available on the next succeeding Targeted Final Distribution Date to pay principal on the Class A Notes. The Accumulation Account will be a Designated Account.

     If any class of Class A Notes is not paid in full on its Targeted Final Distribution Date, on each Distribution Date thereafter, until that class of Class A Notes is paid in full, amounts available to make principal payments on the Notes will be applied to that class of Class A Notes and the Variable Pay Revolving Note pro rata based on their outstanding principal balances. If on two consecutive Targeted Final Distribution Dates the corresponding targeted classes of Class A Notes are not paid in full or in the event the Interest Rate Swap is terminated, on each Distribution Date thereafter, amounts available to make principal payments on the Notes will be applied to the Class A Notes and the Variable Pay Revolving Note pro rata. In such event, payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any class of Class A Notes until all Class A Notes with a lower numerical designation have been paid in full. Thus, in such event, on each Distribution Date, the Class A Notes would be paid as follows:

          o  First, the Class A-1 Notes until paid in full,

          o  Second, the Class A-2 Notes until paid in full,

          o  Third, the Class A-3 Notes until paid in full, and

          o  Fourth, the Class A-4 Notes until paid in full.

     It is unlikely that there will be sufficient funds to pay a class of Class A Notes on its Targeted Final Distribution Date if the Trust is not able to obtain an incremental advance under the Variable Pay Revolving Note on that Targeted Final Distribution Date. See "--Incremental Advances under the Variable Pay Revolving Note" below.

     At any time that the principal balance of the Class A Notes and the Variable Pay Revolving Note has been declared due and payable following the occurrence of an Event of Default, principal payments on each class of the Class A Notes and the Variable Pay Revolving Note will be made ratably to all Noteholders on each Distribution Date, based on the outstanding principal balance of that class of Notes until all Events of Default have been cured or waived as provided in the Indenture.

     Although failure to pay the full principal amount of a class of Notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a class of Notes on the applicable Targeted Final Distribution Date will not result in an Event of Default.

Redemption

     If the Servicer exercises its option to purchase the Receivables when the Aggregate Principal Balance of the Receivables on the last day of any Monthly Period has declined to 10% or less of the Aggregate Amount Financed, then the outstanding Class A-4 Notes, if any, and the Variable Pay Revolving Note will be redeemed in whole, but not in part, on the Distribution Date on which the Servicer exercises this option. The Servicer's option is described in the Prospectus under "The Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the Class A-4 Notes and the Variable Pay Revolving Note, plus accrued and unpaid interest thereon.

Incremental Advances Under the Variable Pay Revolving Note

     On the Closing Date, the Trust will issue the initial Variable Pay Revolving Note in an initial principal amount of $557,000,000. The Seller will seek to obtain incremental advances under the Variable Pay Revolving Note on the Targeted Final Distribution Date for each class of the Class A Notes and the Seller will direct the Trust to use the incremental advance to make payments of principal on that Targeted Final Distribution Date.

     We use the term "incremental advance" herein to refer to each amount advanced under any Variable Pay Revolving Note, other than the initial principal amount of the initial Variable Pay Revolving Note. The amount of each incremental advance will be added to the outstanding principal balance of the applicable Variable Pay Revolving Note. For ease of reference, we use the term the Variable Pay Revolving Note to refer collectively to the initial Variable Pay Revolving Note and any subsequently issued Variable Pay Revolving Note, unless the context otherwise requires.

     The Seller may obtain an incremental advance under the Variable Pay Revolving Note on a Targeted Final Distribution Date only if all of the following conditions are satisfied:

          o the aggregate amount of the incremental advance plus the amount of available funds is sufficient to pay in full the outstanding principal balance of the targeted class of Class A Notes;

          o after giving effect to the incremental advance under the Variable Pay Revolving Note and all payments of principal on the Notes and payments with respect to the Certificate Balance on that Targeted Final Distribution Date, the sum of the outstanding principal
             balance of the  Notes   plus  the   Certificate Balance cannot
             exceed the Aggregate Discounted Principal Balance of the Receivables on the last day of the month immediately preceding that Targeted Final Distribution Date;

          o  the Interest Rate Swap must be in full force and effect, and

          o no Event of Default under the Indenture shall have occurred and be continuing.

     No Variable Pay Revolving Note is being offered hereby. A 100% participation interest in the initial Variable Pay Revolving Note will be sold in a private placement to a commercial paper facility administered by GMAC. The Seller will request that the commercial paper facility make an incremental advance with respect to the initial Variable Pay Revolving Note on each Targeted Final Distribution Date. If the commercial paper facility elects not to make such an incremental advance, the Seller will use reasonable efforts to sell one or more additional Variable Pay Revolving Notes to additional purchasers and to obtain an incremental advance thereunder. However, neither the commercial paper facility administered by GMAC nor any other person or entity is obligated to make any incremental advance with respect to any Variable Pay Revolving Note and neither the Seller, the Servicer nor any other person or entity is obligated to identify any other prospective purchasers. As a result, we cannot assure that any incremental advances will be available on the Targeted Final Distribution Date for a class of Class A Notes, in which case the Trust will not have sufficient funds to pay that class of Class A Notes in full on that date. See "Risk Factors--Failure to Receive Incremental Advances under the Variable Pay Revolving Note Will Result in Class A Notes Not Being Paid In Full on Their Targeted Final Distribution Dates."

     If, on a Targeted Final Distribution Date for any class of Class A Notes, the Seller has a binding agreement for an incremental advance under the Variable Pay Revolving Note but the Servicer determines that the proceeds from that incremental advance will not be received on that Targeted Final Distribution
Date in time to make payments on the Notes on that Targeted Final Distribution Date, the Servicer may, in its sole discretion, make a liquidity advance to the Trust in an amount equal to these proceeds if it determines, in its sole discretion, that it has received reasonable assurances to the effect that the full amount of the necessary proceeds will be delivered to the Trust later on that Targeted Final Distribution Date or within two Business Days thereafter. If the Servicer makes a liquidity advance (a "Servicer Liquidity Advance"), it will be immediately reimbursed for the advance upon receipt by the Trust of the incremental advance under the Variable Pay Revolving Note. If the incremental advance under the Variable Pay Revolving Note is not made within two Business Days after the Targeted Final Distribution Date, the Servicer will have the right to be reimbursed out of collections on the Receivables as and when received.

Parity of Notes

     Interest payments on all classes of Class A Notes and the Variable Pay Revolving Note will have the same priority. Under certain circumstances, the amount available to make these payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to that class of Noteholders on such Distribution Date) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

     Principal payments on the Notes will be made as described above. If an Event of Default occurs as a result of which the principal balances of the Class A Notes and the Variable Pay Revolving Note are declared immediately due and payable, each class of Notes will be entitled to ratable repayment of principal on each Distribution Date, based on the outstanding principal balance of the Notes until all Events of Default have been cured or waived as provided in the Indenture.

Additional Indenture Matters

     As set forth in the Prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default," the Indenture Trustee may sell the Trust's assets following an Event of Default only if certain conditions are satisfied. With respect to an Event of Default resulting from a breach by the Trust of the covenants in the Indenture, the consent from the holders of all the outstanding Notes must be accompanied by the consent of the holders of all the outstanding Certificates.

Delivery of Notes

     The Class A Notes will be issued on or about the Closing Date in book entry form through the facilities of DTC, Clearstream Banking and the Euroclear System against payment in immediately available funds. Clearstream Banking, S.A. ("Clearstream") has succeeded to the duties and obligations formerly held by Cedelbank as described in the prospectus under "Certain Information Regarding the Securities--Book-Entry-Registration." Those parties described therein as "Cedelbank Participants" are now known as "Clearstream Participants".

                                THE CERTIFICATES

General

     The Trust will issue the Certificates pursuant to the terms of a Trust Agreement, a form of which the Seller has filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Trust Agreement will be available to holders of Certificates from the Seller upon request and will be filed with the SEC following the initial issuance of the Notes and the Certificates. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates, the Trust Agreement and the Prospectus. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Interest

     On each Distribution Date, interest will be distributed to Certificateholders at the Pass Through Rate with respect to Certificate Balance. Any Certificateholders' Interest Distributable Amount with respect to a Distribution Date which is not distributed on such Distribution Date will be distributed on the next Distribution Date. Interest will accrue from and including the Closing Date and will be payable on each Distribution Date in an amount equal to the Certificateholders' Interest Distributable Amount for that Distribution Date. Interest with respect to the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Certificate Balance

     On each Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount will be available to make distributions with respect to Certificate Balance. The Final Scheduled Distribution Date for the Certificates will occur on the July 2006 Distribution Date.

Subordination to the Notes

     Notwithstanding the above, if an Event of Default occurs as a result of either a failure to make a payment on any Notes or an insolvency event involving the Trust, and the Notes are accelerated, no payments of interest on the Certificates or distributions with respect to Certificate Balance will be made until the Notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make payments on the Certificates will be available to make payments on the Notes. See "The Transfer and Servicing Agreements--Distributions" in this Prospectus Supplement.

Early Retirement of the Certificates

     If the Servicer exercises its option to purchase the Receivables when the Aggregate Principal Balance declines to 10% or less of the Aggregate Amount Financed, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Pass Through Rate. This distribution will effect early retirement of the Certificates. See "The Transfer and Servicing Agreements-- Termination" in the Prospectus.

                      THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the Transfer and Servicing Agreements, as of the Closing Date. See "The Transfer and Servicing Agreements" in the Prospectus. The following summary describes certain terms of the Transfer and Servicing Agreements. The Seller has filed forms of the Transfer and Servicing Agreements as exhibits to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Transfer and Servicing Agreements will be available to holders of Notes from the Seller upon request. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the
Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Servicing Compensation and Payment of Expenses

     On each Distribution Date, the Servicer will be entitled to receive the Total Servicing Fee, which consists of the Basic Servicing Fee for the prior month, unpaid Basic Servicing Fees from prior Distribution Dates and the Additional Servicing Fee for the prior month. In addition, the Servicer will receive any Supplemental Servicing Fees and Investment Earnings. The "Basic Servicing Fee Rate" will be 1% per annum payable on a monthly basis.

Distributions

     On or before each Distribution Date, the Servicer will transfer all collections on the Receivables for the prior month and all Prepayments to the Collection Account. On each Distribution Date, the Indenture Trustee will cause collections made during the prior month which constitute Payments Ahead to be transferred from the Collection Account to the Servicer or to the Payment Ahead Servicing Account, if required.

     The Indenture Trustee will make distributions to the Note Distribution Account and the Certificate Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and Certificate Distribution Account will be determined in the manner described below.

     Determination of Available Amounts. The "Total Available Amount" for a Distribution Date will be the sum of the Available Interest and the Available Principal, and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date plus (1) on the Targeted Final Distribution Date for any class of Class A Notes, the amount of any incremental advance under the Variable Pay Revolving Note and the Accumulation Amount for that Distribution Date and (2) on the first Distribution Date after the Notes have been declared due and payable following the occurrence of an Event of Default and on the first Distribution Date after the termination of the Interest Rate Swap, the Accumulation Amount.

     "Available Interest" for a Distribution Date means the sum, with respect to the related Monthly Period of: (1) that portion of all collections on the Receivables held by the Trust (other than Liquidating Receivables) allocable to interest or Prepayment Surplus (including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead), (2) proceeds ("Liquidation Proceeds") of the liquidation of defaulted Receivables ("Liquidating Receivables"), to the extent allocable to interest in accordance with the Servicer's customary servicing procedures, (3) all Simple Interest Advances, (4) all Scheduled Interest Advances to the extent allocable to interest, (5) the net amount paid by the Swap Counterparty, if any, to the Trust pursuant to the Interest Rate Swap, and (6) the Warranty Payment or the Administrative Purchase Payment for each Receivable that the Seller repurchased or the Servicer purchased during such Monthly Period, to the extent allocable to accrued interest thereon.

     "Available Principal" for a Distribution Date means the sum, with respect to the related Monthly Period of: (1) that portion of all collections on the Receivables held by the Trust (other than Liquidating Receivables) allocable to principal (including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead), (2) Liquidation Proceeds to the extent allocable to principal in accordance with the Servicer's customary servicing procedures, (3) all Scheduled Interest Advances to the extent allocable to principal, and (4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each Receivable that the Seller repurchased or the Servicer purchased during the related Monthly Period.

     The Available Interest and the Available Principal on any Distribution Date will exclude: (1) any Excess Simple Interest Collections, (2) amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent that the Servicer has previously made an unreimbursed Scheduled Interest Advance, (3) Liquidation Proceeds with respect to Simple Interest Receivables paid to the Servicer to reimburse outstanding Simple Interest Advances as described in the Prospectus under "The Transfer and Servicing Agreements--Monthly Advances," (4) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances, and (5) amounts representing reimbursement for certain Liquidation Expenses.

     Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a Business Day, the next succeeding Business Day, with respect to the prior month of the related Distribution Date, the Servicer will calculate the Total Available Amount, the Available Interest, the Available Principal, any expected incremental advance under the Variable Pay Revolving Note, the Accumulation Amount, the Total Servicing Fee, the Total Note Principal Payment Amount, the Aggregate Noteholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the net amount, if any, payable by the Trust under the Interest Rate Swap and certain other items. Based on these calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on such Distribution Date (or in the case of payments to the Swap Counterparty pursuant to clause (3) below, if any, on the Business Day preceding the Distribution Date):

          (1) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

          (2) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

          (3) the net amount, if any, to be withdrawn from the Collection Account and paid under the Interest Rate Swap to the Swap Counterparty on the Business Day preceding such Distribution Date;

          (4) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Noteholders' Interest Distributable Amount and the Aggregate Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

          (5) the amounts to be withdrawn from the Collection Account in respect of the Certificateholders' Interest Distributable Amount and the
     Certificateholders' Principal Distributable Amount and deposited in the Certificate Distribution Account for distribution to Certificateholders on such Distribution Date;

          (6) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account;

          (7) the amount, if any, to be withdrawn from the Reserve Account and paid to the Seller;

          (8) the amount, if any, to be withdrawn from the Collection Account and deposited in the Accumulation Account; and

          (9) the amount, if any, to be withdrawn from the Accumulation Account and deposited in the Collection Account.

     The amount, if any, to be withdrawn from the Reserve Account and deposited to the Collection Account as specified in clause (1) above with respect to any Distribution Date will be the lesser of (x) the amount of cash or other immediately available funds therein on such Distribution Date and (y) the amount, if any, by which (a) the sum of the Total Servicing Fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest

Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the net amount, if any, payable by the Trust under the Interest Rate Swap and the Certificateholders' Principal Distributable Amount exceeds (b) the Available Interest and the Available Principal for such Distribution Date.

     The amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account as specified in clause (6) above with respect to any Distribution Date will equal the amount, if any, by which (x) the Available Interest and the Available Principal for such Distribution Date exceeds (y) the amount described in subclause (a) of clause (y) of the preceding paragraph.

     The amount, if any, to be withdrawn from the Reserve Account and paid to the Seller as specified in clause (7) above with respect to any Distribution Date will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits (including the deposit pursuant to clause (6) above) and withdrawals on such Distribution Date exceeds the Specified Reserve Account Balance for such date.

     The  amount,  if any,  to be  withdrawn  from the  Collection  Account  and deposited in the Accumulation Account as specified in clause (8) above with respect to any Distribution Date that is not a Targeted Final Distribution Date for a class of Class A Notes will be, except as described in the following sentence, the amount, if any, by which (x) the Noteholders' Percentage of the Principal Distributable Amount for that Distribution Date exceeds (y) the outstanding principal balance of the Variable Pay Revolving Note as of the open of business on that Distribution Date. No funds will be withdrawn from the Collection Account and deposited in the Accumulation Account on any Distribution Date that is a Targeted Final Distribution Date for a class of Class A Notes, any Distribution Date during a Sequential Amortization Period or any Distribution Date after the Notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the Indenture.

     The amount, if any, to be withdrawn from the Accumulation Account and deposited in the Collection Account as specified in clause (9) above will be the Accumulation Amount, if any, (a) on each Distribution Date that is a Targeted Final Distribution Date for a class of Class A Notes, (b) on the first Distribution Date during a Sequential Amortization Period, or (c) on the first Distribution Date after the Notes have been declared due and payable following the occurrence of an Event of Default. In all other cases, no amounts will be transferred from the Accumulation Account to the Collection Account.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders and all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders, in each case as described herein.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on or before a Distribution Date for application as described in clauses (2), (3), (4) and (5) under "--Distributions--Monthly Withdrawals and Deposits" above will be made only to the extent of the Total Available Amount allocated to such application for such Distribution Date (or in the case of payments to the Swap Counterparty, on the Business Day preceding the Distribution Date). In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses (2), (3), (4) and
(5), the Servicer will allocate the Total Available Amount in the following order of priority:

          (1)  the Total Servicing Fee;

          (2) the net amount, if any, to be paid under the Interest Rate Swap to the Swap Counterparty;

          (3)  the Aggregate Noteholders' Interest Distributable Amount;

          (4)  the Certificateholders' Interest Distributable Amount;

          (5)  the Aggregate Noteholders' Principal Distributable Amount; and

          (6)  the Certificateholders' Principal Distributable Amount.

     Notwithstanding the foregoing, at any time that all classes of Notes have not been paid in full and the principal balance of the Notes has been declared due and payable following the occurrence of an Event of Default as a result of either failure to make a payment on any Notes or an insolvency event involving the Trust under the Indenture, until the time when the Notes have been paid in full or the declaration has been rescinded and such continuing Events of Default have been cured or waived pursuant to the Indenture, no amounts will be deposited in or distributed to the Certificate Distribution Account. Any such amounts otherwise distributable to the Certificate Distribution Account will be deposited instead into the Note Distribution Account for payments on the Notes as described herein.

     Certain Defined Terms. As used in this Prospectus Supplement, the following terms have the meanings set forth below.

     "Accumulation Amount" means, for any Distribution Date, the aggregate amount deposited into the Accumulation Account prior to such Distribution Date and not previously applied to make payments on the Notes. On any Distribution Date which is a Targeted Final Distribution Date for a class of Class A Notes, except during a Sequential Amortization Period or after the Notes have been declared due and payable following an Event of Default until all Events of Default have been cured or waived as provided in the Indenture, the Accumulation Amount, together with the Noteholders' Percentage of the Principal Distributable Amount for such Distribution Date and the expected amount of any incremental advance under the Variable Pay Revolving Note, may not exceed the outstanding principal balance of that class of Class A Notes and the Variable Pay Revolving Note as of the opening of business on that Distribution Date.

     "Aggregate Discounted Principal Balance" means, as of any date, the present value as of such date of all scheduled monthly payments on all of the Receivables (other than Liquidating Receivables) held by the Trust on such date which have not been received on or prior to such date, (determined after taking into account any Prepayments, Warranty Payments and or Administrative Purchase Payments in respect of such Receivables), discounted to such date at the Discount Rate.

     "Aggregate Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the Noteholders' Interest Distributable Amounts for all classes of Notes and (2) the Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

     "Aggregate Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date the sum of (1) the Noteholders' Principal Distributable Amounts for all classes of Notes and (2) the Noteholders' Principal Carryover Shortfall as of the preceding Distribution Date.

     "Certificate Balance" means, initially, $61,865,214.52 and, on any Distribution Date thereafter, will equal the initial Certificate Balance, reduced by (1) all distributions in respect of Certificate Balance actually made on or prior to such date to Certificateholders, (2) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (3) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Interest
Distributable Amount for such Distribution Date over the amount that was actually deposited in the Certificate Distribution Account on such Distribution Date in respect of interest on the Certificates.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date, (2) the Certificateholders' Interest Carryover Shortfall as of the close of the preceding Distribution Date and (3) one month's interest at the Pass Through Rate on the sum of (a) any outstanding Noteholders' Principal Carryover Shortfall and (b) any outstanding Certificateholder's Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest equal to one-twelfth of the Pass Through Rate multiplied by the Certificate Balance as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, interest at the Pass Through Rate multiplied by a fraction, the numerator of which is 33 and the denominator of which is 360 multiplied by the initial Certificate Balance).

     "Certificateholders' Percentage" means, with respect to any Distribution Date, 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for such Distribution Date over the amount that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of Certificate Balance.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the lesser of (1) the Certificateholders' Percentage of the Principal Distributable Amount and (2) the Certificate Balance plus (b) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     "Class A Percentage" means, for a Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Revolving Note, in each case at the close of business on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

     "Discount Rate" means 10.0% per annum.

     "Initial Aggregate Discounted Principal Balance" means $2,062,149,214.52.

     "Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Aggregate Noteholders' Interest
Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest.

     "Noteholders' Interest Distributable Amount" means, with respect to any class of Notes and any Distribution Date, the product of (1) the outstanding principal balance of such class of Notes as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) in the case of (a) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, one-twelfth of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a fraction, the numerator of which is 33 and the denominator of which is 360) and (b) the Class A-1 Notes and the Variable Pay Revolving Note, the product of the Interest Rate for such class for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), to but excluding that Distribution Date and the denominator of which is 360.

     "Noteholders'   Percentage"   means,  as  of  any  Distribution  Date,  the
percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Notes and the denominator of which is the sum of the outstanding principal balance of the Notes and Certificate Balance, in each case as of the close of business on the preceding Distribution Date.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Aggregate Noteholders' Principal Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on such current Distribution Date in respect of principal.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date:

     For the Class A Notes,

     o    Except during a Sequential Amortization Period:

          o For a class of Class A Notes on its Targeted Final Distribution Date, the Noteholders' Principal Distributable Amount for that class of Class A Notes is the lesser of

             o the outstanding principal balance of that class as of the close of the immediately preceding Distribution Date and

             o  the Total Note Principal Payment Amount.

          o If the Distribution Date is not a Targeted Final Distribution Date for any class of Class A Notes, the Noteholders' Principal Distributable Amount for a class of Class A Notes is zero.

     o During a Sequential Amortization Period, the Noteholders' Principal Distributable Amount for a Distribution Date for a class of Class A Notes is the lesser of

          o the outstanding principal balance of that class as of the close of the immediately preceding Distribution Date and

          o  the remainder of

             o the Class A Percentage of the Noteholders' Principal Distributable Amount minus

             o the outstanding principal balance for each class of Class A Notes with a lower numerical designation as of the close of the immediately preceding Distribution Date.

     For the Variable Pay Revolving Note,

     o    Except during a Sequential Amortization Period:

          o If the Distribution Date is a Targeted Final Distribution Date for a class of Class A Notes, the Noteholders' Principal Distributable Amount for the Variable Pay Revolving Note is the remainder of

             o the Total Note Principal Payment Amount minus the Noteholders' Principal Distributable Amount for that class of Class A Notes on that Distribution Date determined as described above.

          o If the Distribution Date is not a Targeted Final Distribution Date for a class of Class A Notes, the Noteholders' Principal Distributable Amount for the Variable Pay Revolving Note is the lesser of

               o the outstanding principal balance of the Variable Pay Revolving Note as of the close of business on the immediately preceding Distribution Date and

               o the Noteholders' Percentage of the Principal Distributable Amount for that Distribution Date.

     o During a Sequential Amortization Period, the Noteholders' Principal Distributable Amount for the Variable Pay Revolving Note on a Distribution Date is the lesser of

          o the outstanding principal balance of the Variable Pay Revolving Note as of the close of business on the immediately preceding Distribution Date and

          o the Variable Pay Percentage of the Noteholders' Percentage of the Principal Distributable Amount.

Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of Class A Notes or the Variable Pay Revolving Note, the Noteholders' Principal Distributable Amount for that class will equal the outstanding principal balance of that class as of the close of business on the immediately preceding Distribution Date.

     "Pass Through Rate" means, with respect to the Certificates, 6.450% per annum.

     "Principal Distributable Amount" means, with respect to any Distribution Date, the excess of (1) the Aggregate Discounted Principal Balance as of the close of business on the last day of the second Monthly Period preceding such Distribution Date (or, in the case of the initial Distribution Date, the excess of the Initial Aggregate Discounted Principal Balance) over (2) the Aggregate Discounted Principal Balance as of the close of business on the last day of the first Monthly Period preceding such Distribution Date.

     "Sequential Amortization Commencement Date" means (1) the Targeted Final Distribution Date for a class of Class A Notes if the principal amount of that class is not paid in full on that Targeted Final Distribution Date, unless that Targeted Final Distribution Date occurs during a Sequential Amortization Period, or (2) the first Distribution Date following the date on which the Interest Rate Swap is terminated.

     "Sequential Amortization Period" means the period commencing on a Sequential Amortization Commencement Date and, if such Sequential Amortization Commencement Date occurred as a result of the failure to pay a class of Class A Notes in full on its Targeted Final Distribution Date, ending on the Distribution Date on which such class of Class A Notes is paid in full so long as such Distribution Date occurs prior to the Targeted Final Distribution Date for the class of Class A Notes with the next highest numerical designation; provided that a Sequential Amortization Period shall not so terminate if the failure to so pay a class of Class A Notes in full on its Targeted Final Distribution Date follows a failure to pay the class of Class A Notes with the next lowest numerical designation on its Targeted Final Distribution Date.

     "Total Note Principal Payment Amount" means, for any Distribution Date, the sum of

          o the Noteholders' Percentage of the Principal Distributable Amount plus

          o the amount of any incremental advance to be made on such Distribution Date under the Variable Pay Revolving Note plus

          o  the Accumulation Amount.

     "Variable Pay Percentage" means, for any Distribution Date, 100% minus the Class A Percentage for that Distribution Date.

Reserve Account

     Pursuant to the Trust Sale and Servicing Agreement, the Trust will establish the Reserve Account with the Indenture Trustee. The Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of $61,864,476.44, which equals 3.00% of the Initial Aggregate Discounted Principal Balance. On each Distribution Date, amounts in the Reserve Account will be available to make payments on the Notes and the Certificates as described above under "The Distributions--Monthly Withdrawals and Deposits."

     If the amount on deposit in the Reserve Account on any Distribution Date, after giving effect to all other deposits, including the deposit described in clause (6) under "The Distributions--Monthly Withdrawals and Deposits", and withdrawals therefrom on such Distribution Date, is greater than the Specified Reserve Account Balance for such

Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

     "Specified Reserve Account Balance" means, with respect to any Distribution Date, the sum of

          o  the greater of

             o 3.00% of the outstanding principal balance of the Notes and the Certificates as of the close of business on such Distribution Date (after giving effect to all payments and distributions to be made on such Distribution Date); and

             o  $15,466,119.11,

             but in no event more than the outstanding principal balance of the Notes and the Certificates as of the close of business on such Distribution Date (after giving effect to all payments and distributions to be made on such Distribution Date);

             plus, in each case, if a deposit is to be made into the Accumulation Account on such Distribution Date or was made on any prior Distribution Date, an amount equal to the product of

          o the Accumulation Amount on such Distribution Date (after giving effect to all deposits and withdrawals from the Accumulation Account on such Distribution Date)

               multiplied by

          o the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Final Distribution Date for any class of Class A Notes divided by 12 multiplied by

          o the fixed rate payable by the Trust on the Interest Rate Swap minus 2.50%.


Interest Rate Swap

     On the Closing Date, the Trust will enter into an interest rate swap (the "Interest Rate Swap") with Deutsche Bank AG, New York Branch, as the "Swap Counterparty." As of the date hereof, the long-term debt obligations of the Swap Counterparty are rated "AA" by Standard & Poor's Ratings Services and "Aa3" by Moody's Investors Service. The Trust and the Swap Counterparty will also enter into a triparty contingent assignment (the "Contingent Interest Rate Swap") with GMAC as the "Contingent Swap Counterparty." As of the date hereof, the long-term debt obligations of the Contingent Interest Rate Swap Counterparty are rated "A" by Standard and Poor's Ratings Services and "A2" by Moody's Investors Service. Based upon the ratings of the Swap Counterparty and the Contingent Interest Rate Swap Counterparty and upon other factors in its proprietary methodology, Standard & Poor's Ratings Services believes that the probability ("Joint
Probability") of a default under the Interest Rate Swap is equal to the probability of default by a single counterparty having a rating of "AAA".

     Under the Interest Rate Swap, the Trust will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Variable Pay Revolving Note. Under the Interest Rate Swap, on the Business Day prior to each Distribution Date, (1) the Trust will be obligated to pay to the Swap Counterparty a fixed interest rate of 6.5285% per annum on a notional amount equal to the outstanding principal balance on the Variable Pay Revolving Note and (2) the Swap Counterparty will be obligated to pay to the Trust a floating interest rate of LIBOR plus 0.09% on a notional amount equal to the outstanding principal balance on the Variable Pay Revolving Note.

     Payment under the Interest Rate Swap will be made on the Business Day preceding each Distribution Date. The amount the Trust is obligated to pay will be netted against the amount the Swap Counterparty is obligated to pay under the Interest Rate Swap. Only the net amount will be due from the Trust or the Swap Counterparty, as applicable.

     The Interest Rate Swap will provide for specified events of default and termination events. Events of default include failure to make payments due under the Interest Rate Swap, the occurrence of certain bankruptcy and insolvency events and certain other events. It will also be an event of default under the Interest Rate Swap if after the occurrence of an Event of Default under the Indenture, the Notes are declared due and payable, and, as described under "The Notes--The Indenture--Events of Default; Rights Upon Events of Default" in the Prospectus, the Indenture Trustee sells the assets of the Trust. If an event of default occurs, the non-defaulting party may elect to terminate the Interest Rate Swap. If a termination event occurs, as to which the Swap Counterparty is the affected party, the Interest Rate Swap will terminate unless the Swap Counterparty is able, after using its best efforts not involving any material expenditure, to arrange, prior to the 20th day following the occurrence of such event, the substitution of another counterparty that is satisfactory to the Trust. However, if the Contingent Swap Counterparty replaces the Swap Counterparty as described below under "Replacement of the Swap Counterparty," the Interest Rate Swap will continue. If the Interest Rate Swap terminates, a Sequential Amortization Period will commence and the Seller will not be permitted to obtain incremental advances under the Variable Pay Revolving Note. In addition, in such event, the Interest Rate on the outstanding balance of the Variable Pay Revolving Note will automatically be adjusted to a fixed annual rate of 6.5285%, which is the fixed rate payable by the Trust under the Interest Rate Swap.

     In addition, in the event of the termination of the Interest Rate Swap, a termination payment may be due (1) to the Swap Counterparty by the Trust out of funds that would otherwise be available to make payments on the Notes and the Certificates or (2) to the Trust by the Swap Counterparty. Any termination payments due by the Trust will be paid from available funds pari passu with any payments of interest on the Notes. The amount of any such termination payment will be based on market quotations of the cost of entering into a similar swap transaction as may be required under the Interest Rate Swap, in accordance with the procedures set forth in the Interest Rate Swap. Any such termination payment could, if market interest rates and other conditions have changed materially since the issuance date of any Notes and the Certificates, be substantial.

     The obligations of the Trust and the Swap Counterparty under the Interest Rate Swap are unsecured. However, in the event that the Joint Probability is reduced below "AA-" under the Interest Rate Swap, the Swap Counterparty will be obligated, within 30 calendar days of the date on which the Joint Probability falls below "AA-", either to (a) post collateral or make other appropriate arrangements or (b) obtain a substitute Swap Counterparty acceptable to the Trust (such acceptance not to be unreasonably withheld) and replace the Interest Rate Swap with a swap transaction on substantially similar terms or with such other amendments as consented to in writing by the Trust (which consent shall not be unreasonably withheld), provided such replacement would result in a Joint Probability of at least "AA-", except that such substitute swap provider shall thenceforth be the Swap Counterparty. If the Joint Probability is reduced below "A-", the Swap Counterparty will be obligated to undertake the actions described in clause (b) above and may not cure the effect of such reduction by undertaking those actions described in clause (a). If the Swap Counterparty fails to take any of these actions, a termination event will occur under the Interest Rate Swap and the Swap Counterparty will be replaced as described below under "Replacement of the Swap Counterparty".

     The Swap Counterparty will have additional rights specified under an agreement among the Trust, the owner Trustee, the Seller, the Indenture Trustee and the Servicer.

     Replacement of the Swap Counterparty. Upon the occurrence of (1) a certain termination event under the Interest Rate Swap as to which the Swap Counterparty is the affected party and it is unable, after using best efforts not involving any material expenditure, to arrange a transfer of its rights to a suitable party other than the Contingent Swap Counterparty (and unless accession by the Contingent Swap Counterparty under the Contingent Interest Rate Swap would result in the non-occurrence of such event) or (2) an event of default under the Interest Rate Swap, the Contingent Swap Counterparty will accede to the rights and obligations of the Swap Counterparty pursuant to the Contingent Interest Rate Swap and such event of default or termination event will be deemed not to exist.


     In the event that the Contingent Swap Counterparty has acceded to the rights and obligations of the Swap Counterparty, the Swap Counterparty will have no further liabilities, obligations or duties under the Interest Rate Swap.

     The information in the following two paragraphs has been provided by the Swap Counterparty for use in this Prospectus Supplement. Except for the following two paragraphs, the Swap Counterparty and its affiliates have not prepared and do not accept responsibility for this Prospectus Supplement. No representation is made by the Servicer, the Seller or any of their affiliates as to the accuracy or completeness of such information.

The Swap Counterparty

     Deutsche Bank AG, New York Branch, (the "Branch"), a branch of Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG"), was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 31 West 52nd Street, New York, NY 10019.

     The long-term senior debt of Deutsche Bank AG has been assigned a rating of "AA" by Standard & Poor's Ratings Services, "Aa3" by Moody's Investors Service and "AA" by Fitch, Inc. The short-term senior debt of Deutsche Bank AG has been assigned a rating of "A-1+" by Standard & Poor's Ratings Services, "P-1" by Moody's Investors Service and "F1+" by Fitch, Inc. A credit rating may be subject to revision, suspension or withdrawal at any time by the rating organization.

     The Contingent Swap Counterparty. For a description of the Contingent Swap Counterparty, see "The Servicer" in the Prospectus.

Termination

     Following payment in full of the Securities and payment of all liabilities of the Trust in accordance with applicable law, any remaining assets in the Trust and any remaining amount in the Reserve Account will be distributed to the Seller.

                              ERISA CONSIDERATIONS

     Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Class A Notes offered hereby would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt treatment of the Class A Notes offered hereby could change, subsequent to their issuance, if the Issuer incurred losses. However, without regard to whether the Class A Notes are treated as an equity interest for such purposes, the acquisition or holding of such Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Class A Notes offered hereby by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." For additional information regarding treatment of the Class A Notes under ERISA, see "ERISA Considerations" in the Prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Kirkland & Ellis, special tax counsel to the Seller, for U.S. federal income tax purposes, the Class A Notes offered hereby will constitute indebtedness. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

     All the Certificates issued on the Closing Date will be issued to the Seller. Accordingly, the Trust will be characterized as a Tax Non-Entity and hence a division of the Seller for federal income tax purposes. See "Certain Federal Income Tax Consequences -Tax Non-Entity Certificates" in the Prospectus. If the Seller sells the Certificates such that more than one person owns the Certificates or if the Trust issues additional Certificates to persons other than the Seller, this characterization may change. See "Certain Federal Income Tax Consequences -Tax Non-Entity Certificates" in the Prospectus.

     The IRS has further extended the transition period relating to new regulations governing backup withholding and information reporting requirements for Noteholders who are either nonresident aliens, foreign corporations or other non-United States persons. See "Certain Federal Income Tax Considerations-The Notes-Tax Consequences to Foreign Noteholders" in the Prospectus. The new regulations are generally effective for payments made after December 31, 2000. Foreign persons should consult their tax advisors with respect to the effect, if any, of the new regulations.

     See "Certain Federal Income Tax Considerations" and "State and Local Tax Consequences" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:


Aggregate Principal Amount to be Purchased


                                                       Class A-2            Class A-3            Class A-4
                        Underwriter                      Notes                Notes                Notes
Deutsche Bank Securities Inc.................         $133,000,000.00       $99,500,000.00      $129,642,000.00
Banc One Capital Markets, Inc................         $133,000,000.00       $99,500,000.00      $129,642,000.00
Credit Suisse First Boston
    Corporation..............................          $24,000,000.00       $17,000,000.00       $23,000,000.00
Merrill Lynch, Pierce, Fenner &
    Smith Incorporated.......................          $24,000,000.00       $17,000,000.00       $23,000,000.00
Morgan Stanley & Co.
    Incorporated.............................          $24,000,000.00       $17,000,000.00       $23,000,000.00
Salomon Smith Barney Inc.....................          $24,000,000.00       $17,000,000.00       $23,000,000.00
                                                       --------------       --------------       --------------
    Total....................................         $362,000,000.00      $267,000,000.00      $351,284,000.00
                                                      ===============      ===============      ===============


     The Seller has been advised by the Underwriters that the several Underwriters propose initially to offer the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Notes. After the initial public offering, the public offering price and such concessions may be changed.



                                          Selling Concession     Reallowance
Class A-2 Notes......................           0.075%             0.050%
Class A-3 Notes .....................           0.090%             0.050%
Class A-4 Notes .....................           0.105%             0.075%


     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Notes in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The Seller will receive aggregate proceeds of approximately $978,729,778.26 from the sale of the Class A Notes described above (representing 99.991179% of the principal amount of such Class A Notes) after paying the aggregate underwriting discount of $1,467,747.00 on such Class A Notes (representing 0.149727% of the principal amount of such Class A Notes). Additional offering expenses are estimated to be $800,000.


                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and certain of its affiliates.

Prospectus

Capital Auto Receivables Asset Trusts
Asset Backed Notes
Asset Backed Certificates

Capital Auto Receivables, Inc.
Seller

General Motors Acceptance Corporation
Servicer

You should consider carefully the risk factors beginning on page 3 in this prospectus.

The Notes of any series represent obligations of the related Trust only. The Certificates of such series represent the beneficial interest in the related Trust only. The Certificates and Notes issued by any Trust do not represent obligations of or interests in, and are not guaranteed by Capital Auto Receivables, Inc., GMAC or any of their affiliates.

This prospectus may be used to offer and sell any Securities only if accompanied by the related prospectus supplement.


The Trusts--

o    We will form a new Trust to issue each series of Securities.

o The primary assets of each Trust will be a pool of fixed rate retail motor vehicle installment sales contracts, including security interests in the automobiles and light trucks financed under such contracts.

The Securities--

o will represent indebtedness of the related Trust (in the case of Notes) or beneficial interests in the related Trust (in the case of Certificates);

o will be paid only from the assets of the related Trust and other available funds, including amounts on deposit in any related reserve account;

o will represent the right to payments in amounts and at the times described in the related prospectus supplement;

o    may benefit from one or more forms of credit enhancement; and

o will be issued as part of a designated series, which will include one or more classes of Notes and may include one or more classes of Certificates.

Neither the SEC nor any state securities commission has approved or disapproved these Securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 August 26, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the Notes or Certificates (collectively called "Securities") in two separate documents:

          (a) this prospectus, which provides general information and terms of the Securities, some of which may not apply to a particular series of Securities, including your series.

          (b)  the  accompanying  prospectus  supplement,   which  will  provide
information regarding the pool of contracts held by the Trust and will specify the terms of your series of Securities.

     If the terms of your series of Securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Securities in any state where the offer is not permitted. We do not claim that the information in this prospectus and the accompanying prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     You can find a listing of the pages where capitalized terms used in this prospectus and the prospectus supplement are defined under the caption "Index of Terms" which appears at the end of this prospectus.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Securities.


Risk of  Uncollectible          Obligors who purchase financed vehicles give
Receivables Due to              GMAC a security interest in those vehicles. If
Priority of Certain Liens       GMAC fails to perfect its security interest in a
on Financced Vehicles or        financed vehicle, GMAC must repurchase the
Receivables                     receivables from the Trust.

                                GMAC will assign its security interest in the financed vehicles to the Seller. The Seller will in turn assign its security interest in the financed vehicles to the Trust and the Trust will pledge such security interest to the Indenture Trustee. If, for any reason, these assignments and this pledge are not perfected, the interests of the Seller, the Trust and the Indenture Trustee would be subordinate to, among others, the following: (1) bankruptcy trustee of the obligor, (2) subsequent purchaser of the financed vehicle and (3) holder of a perfected security interest.

                                The Trust and the Indenture Trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in the related financed vehicle.

                                Even if the Trust and the Indenture Trustee has a perfected security interest in the financed vehicles, certain events could jeopardize that interest, such as: (1) fraud or forgery by the vehicle owner, (2) negligence or fraud by the Servicer, (3) mistakes by government agencies and (4) liens for repairs or unpaid taxes.

                                See "Certain Legal Aspects of the Receivables-- Security Interest in Vehicles" in this prospectus.

                                GMAC, the Seller and the Indenture Trustee will file financing statements with respect to each pool of receivables sold to a Trust. The financing statements will perfect the security interests of the Seller, the Trust and the Indenture Trustee in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the Seller, sold by the Seller to the Trust or pledged by the Trust to the Indenture Trustee. See "The Transfer and Servicing Agreements-- Sale and Assignment of Receivables" in this prospectus.

                                If another party purchases or takes a security interest in the receivables (1) for value, (2) in the ordinary course of business and (3) without actual knowledge of the Seller's, the Trust's or the Indenture Trustee's interest, such purchaser or secured party will acquire an interest in the receivables superior to the Trust's and the Indenture Trustee's interest.

Possible Reductions and         If GMAC filed for bankruptcy under the federal
Delays in Payments Due          bankruptcy color or any state insolvency laws, a
to Bankruptcy                   court may (1)consolidate the assets and
                                liabilities of GMAC with those of the Seller,
                                (2) decide that the sale of the receivables to the Seller was not a "true sale" or (3) disallow a transfer of receivables prior to the bankruptcy. Thus, the receivables might become part of GMAC's bankruptcy estate, in which case you might experience reductions and/or delays in payments on your Securities. See "Certain Legal
                                Aspects of the Receivables--Sales of Receivables by GMAC" in this prospectus.

Maturity and Prepayment         Obligors may prepay the receivables in full or
Considerations                  in part at any time.  In addition, the
                                receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, GMAC or the Seller may be required to repurchase receivables from a Trust in certain circumstances, and the Servicer may have the right to purchase all remaining receivables from a Trust pursuant to its optional purchase right.

                                Each such prepayment, repurchase or purchase will shorten the average life of the related Securities. A variety of unpredictable economic, social and other factors influence prepayment rates.

                                You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your Trust, unless otherwise provided in the related prospectus supplement.

Limited Enforceability of       Federal and state consumer protection laws
the Receivables                 regulate the creation and enforcement of
                                consumer loans such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee's ability to enforce secured loans such as the receivables. If an obligor had a claim for violation of these laws prior to the Cutoff Date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase such receivable, you might experience reductions and/or delays in payments on your Securities. See "Certain Legal Aspects of the
                                Receivables-Consumer Protection Laws" in this prospectus.

Limited Obligations of GMAC     GMAC, the Seller and their respective affiliates
and the Seller                  are generally not obligated to make any payments
                                to you with respect to your Securities and do not guarantee payments on the receivables or your Notes or Certificates.

                                However, GMAC will make representations and warranties with respect to the characteristics of the receivables and such representations and warranties will then be assigned to the Trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the Trust.

                                If GMAC fails to repurchase such receivables, you might experience reductions and/or delays in payments on your Securities. See "The Transfer and Servicing Agreements-Sale and Assignment of Receivables" in this prospectus.

Limited Assets of Each Trust    No Trust will have any significant assets or
                                sources of funds other than its receivables, its rights in any reserve account or other rights or credit enhancements as are specified in the related prospectus supplement. The
                                Securities will represent interests in the related Trust only. Except as described in the related prospectus supplement, the Securities will not be insured or guaranteed by GMAC, the Seller, the Owner Trustee, the Indenture
                                Trustee, any of their affiliates or any other person or entity. You must rely primarily on payments on the related receivables and on the reserve account for repayment of your Securities. In addition, with respect to the defaulted receivables, you may have to look to the obligors on the related receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See "The Transfer and Servicing Agreements-Distributions," "-Credit
                                Enhancement" and "Certain Legal Aspects of the
                                Receivables" in this prospectus.

Limited Ability to              The underwriters may assist in the resale of
Resell Securities               Securities, but they are not required to do so.
                                The underwriters may assist in the resale of Securities, but they are not required to do so.
                                A secondary market for any Securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Securities.

Limited Nature of Ratings       The Securities for each Trust will be issued
                                only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the Securities. The ratings may be revised or withdrawn at any time. Ratings on the Securities do not address the timing of distributions of principal on the Securities prior to their applicable final scheduled payment date.

                                   THE TRUSTS

     With respect to each series of Securities, the Seller will establish a separate Trust (a "Trust") by selling and assigning the Trust Property to the Trust in exchange for the related Securities. Each series of Securities will include one or more classes of asset backed notes (the "Notes") and one or more classes of asset backed certificates (the "Certificates"). The related Prospectus Supplement will specify which classes of Notes and Certificates included in each series will be offered to investors.

     The Trust Property of each Trust will include:

          (1) a pool (a "Receivables Pool") of retail instalment sales contracts for new and used automobiles and light trucks (the "Receivables"), all Scheduled Payments due thereunder on and after the Cutoff Date to be specified in the Prospectus Supplement (the "Cutoff Date") (in the case of Scheduled Interest Receivables) and all payments received thereunder on and after the Cutoff Date (in the case of Simple Interest Receivables), in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the Servicer,

          (2) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Sale and Servicing Agreement and the proceeds of such accounts,

          (3) security interests in vehicles financed by the Receivables (the "Financed Vehicles") and, to the extent permitted by law, any accessions thereto,

          (4) any recourse against dealers with respect to the Receivables,

          (5) except for those Receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles and

          (6) certain rights of the Seller under the related Pooling and Servicing Agreement.

     To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be held by the Owner Trustee or the Indenture Trustee for the benefit of holders of the Securities. The Reserve Account, if any, for a series of Securities may not be included in the property of the related Trust but may instead be a segregated trust account held by the Indenture Trustee for the benefit of the holders of such related Securities.

     Except as otherwise set forth in the related Prospectus Supplement, the activities of each Trust will be limited to (1) acquiring, managing and holding the related Receivables and the other assets of the Trust and proceeds therefrom, (2) issuing the related Securities and making payments and distributions thereon and (3) engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental thereto or connected therewith.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this Prospectus. To facilitate the servicing of the Receivables, the Trust will authorize GMAC, as Custodian, to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for the Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Seller or the Trust or the pledge thereof by the Trust to the Indenture Trustee. In the absence of such an amendment, the Trust and the Indenture Trustee may not have a perfected security interest in the Financed Vehicles in all states. None of the Trust, the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this Prospectus.

The principal offices of each Trust will be specified in the related Prospectus Supplement.

The Owner Trustee

     The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement. An Owner Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

     The Receivables in each Receivables Pool have been or will be acquired by General Motors Acceptance Corporation ("GMAC") through its nationwide branch system, directly or through General Motors Corporation ("General Motors"), from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Seller" and "The Servicer" in this Prospectus.

     The Receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The Receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business, which evaluate the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed. GMAC's standards generally also require physical damage insurance to be maintained on each Financed Vehicle. The Receivables have been or will be acquired by GMAC in the ordinary course of business.

     The Receivables to be held by each Trust will be selected from GMAC's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (1) is secured by a new or used vehicle, (2) was originated in the United States, (3) provides for level monthly payments (except for the first and last payments which may be different from the level payments) that fully amortize the amount financed over its original term to maturity and (4) satisfies the other criteria set forth in the related Prospectus Supplement. The "Amount Financed" with respect to a Receivable will equal the aggregate amount advanced toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs. The Amount Financed does not include any amount allocable to the premium for physical damage insurance covering the Financed Vehicle force-placed by GMAC or, in the case of a Scheduled Interest Receivable, payments due from the related obligor prior to the related Cutoff Date allocable to principal or, in the case of a Simple Interest Receivable, payments received from the obligor prior to the related Cutoff Date allocable to principal. The aggregate Amount Financed under the Receivables held by a Trust (the "Aggregate Amount Financed") will be specified in the related Prospectus Supplement.

     "Scheduled Interest Receivables" are Receivables pursuant to which the payments due from the Obligors during any month (the "Scheduled Payments") are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Noteholders and Certificateholders will not be affected by Rule of 78s rebates, because all allocations with respect to Scheduled Interest Receivables for purposes of the related Trust are made using the actuarial method. The portion of a Receivables Pool which consists of Scheduled Interest Receivables will be specified in the related Prospectus Supplement.

     "Simple Interest Receivables" are Receivables which provide for allocation of payments between finance charges and principal based on the actual date on which a payment is received. Late payments (or early payments) on a Simple Interest Receivable may result in the obligor making a greater (or smaller) number of payments than originally scheduled. The amount of any such additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a Receivables Pool which consists of Simple Interest Receivables will be specified in the related Prospectus Supplement.

     With respect to each Trust, the "Aggregate Principal Balance," as of any date, means the sum of the Principal Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date. The "Principal Balance," as of any date with respect to any Receivable, is equal to the Amount Financed minus the sum of either (a) in the case of a Scheduled Interest Receivable, (1) that portion of all Scheduled Payments due on or prior to such date allocable to principal, (2) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (3) any Prepayment applied by the Servicer to reduce the Principal Balance of such Receivable, or (b) in the case of a Simple Interest Receivable,
(1) that portion of all payments received on or prior to such date allocable to principal and (2) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by annual percentage rate ("APR"), states of origination and portion of such Receivables Pool secured by new vehicles and by used vehicles.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Securities will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes charge-offs, liquidations due to defaults and repurchases by the Seller or GMAC pursuant to the related Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. Any reinvestment risk resulting from prepayment of Receivables will be borne entirely by the holders of Securities. See also "Certain Legal Aspects of the Receivables--Transfer of Vehicles" in this Prospectus.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal balance of such Notes, as of the close of such date, as a fraction of the initial outstanding principal balance of such Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Certificates indicating the remaining Certificate Balance as of the close of such date, as a fraction of the initial Certificate Balance. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes, or the reduction of Certificate Balance of the Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (1) the original denomination of such Noteholder's Note and (2) the Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of the Certificateholder's Certificate and (b) the Certificate Pool Factor.

     With respect to each Trust, the holder or holders of record of the Notes (the "Noteholders") will receive reports on or about each Payment Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Note Pool Factor, and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders." Unless otherwise provided in the related Prospectus Supplement, with respect to the Trust, the holder or holders of record of the Certificates (the "Certificateholders") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" in this Prospectus.

                                 USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Securities of a given Series will be applied to the purchase of the Receivables from GMAC.

                                   THE SELLER

     Capital Auto Receivables, Inc. (the "Seller"), a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The Seller is organized for the limited purposes of purchasing Receivables from GMAC, transferring such Receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into the Seller on February 22, 1996. It was also organized for the limited purposes of purchasing Receivables from GMAC, transferring such Receivables to third parties, forming trusts and engaging in related activities.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of GMAC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). Under certain circumstances, the Seller is required to have at least one director who qualifies under its By-laws as an "Independent Director."

     If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the Notes and the Certificates (and possible reductions in the amount of such distributions) could occur. See also "Certain Legal Aspects of the Receivables--Sale of Receivables by GMAC" in this Prospectus.

     Certain of the Securities issued by a Trust may be sold by the Seller in private placements or other transactions and will not be offered hereby and by the related Prospectus Supplement. The Seller may also retain all or a portion of the Certificates or of one or more classes of Notes issued by each Trust as described in the related Prospectus Supplement.

                                  THE SERVICER

     GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments,

GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.

     The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

Delinquencies, Repossessions and Net Losses

     Certain information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio (including receivables previously sold which GMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience.

                                    THE NOTES

General

     With respect to each Trust, one or more classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") (in the United States) or Cedelbank or Euroclear (in Europe) except as set forth below. Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants"). All references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book- Entry Registration" and "--Definitive Securities" in this Prospectus.

Principal and Interest on the Notes

     The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes in the series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Notes ("Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payment or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments on any class of Notes in the related Prospectus Supplement (each, a "Payment Date"). In that case, each such class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements-- Distributions" and "--Credit Enhancement" in this Prospectus.

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class. Notes legally and/or beneficially owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Indenture, except that such Notes that are both legally and beneficially owned by the Seller or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. If more than one class of Notes in a series is issued and the rights of the classes are different with respect to voting on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the Related Documents, such rights will be described in the related Prospectus Supplement.

The Indenture

     A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

     Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (1) to correct or amplify the description of the collateral or add additional collateral; (2) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;
(3) to add additional covenants for the benefit of the related Noteholders; (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (5) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture or in any other Related Document; (6) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (7) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

     Modification of Indenture With Noteholder Consent. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, with the consent of the holders of a majority in principal amount of the outstanding Notes affected thereby, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (1) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable or modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (3) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (4) modify any of the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (5) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the assets of the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (6) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture; or (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the assets of the Trust or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (1) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (2) except as provided in clause (3), any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (2)(b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure (x) to the Trust, to the Seller or the Servicer, as applicable, by the Indenture Trustee or (y) to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes; (3) failure to pay the unpaid principal balance of any related class of Notes on or prior to the respective final scheduled Payment Date for such class; and (4) certain events of bankruptcy, insolvency or receivership with respect to the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be paid to Noteholders under the related Indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

     Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series are declared due and payable following an Event of Default with respect thereto, in lieu of the Trust maintaining possession of the assets of the Trust and continuing to apply collections on such Receivables as if there had been no declaration of acceleration, the related Indenture Trustee may (a) institute proceedings to collect amounts due on foreclosed property, (b) exercise remedies as a secured party or (c) sell the assets of the Trust. In such event, any money or property collected by the Indenture Trustee shall be applied: (1) first to the Indenture Trustee for fees, expenses and indemnification due to it under the Indenture and not paid, if any, (2) next to the related Owner Trustee for amounts due (not including amounts due for payments to the Certificateholders) under the Related Documents and (3) the remainder to the related Collection Account for distribution pursuant to the Related Documents. The Indenture Trustee, however, is prohibited from selling the related Receivables following an Event of Default, unless (1) the holders of all the outstanding related Notes consent to such sale, (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Securities at the date of such sale or (3) (x) there has been a default in the payment of interest or principal on the Notes, (y) the Indenture Trustee determines that the Receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and (z) the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes.

     Unless otherwise specified in the related Prospectus Supplement following a declaration upon an Event of Default that the Notes are immediately due and payable, (x) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (y) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further distribution of interest on the Certificates or in respect of the Certificate Balance.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a Trust, voting together as a single class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of such Notes then outstanding voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (1) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (2) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of a Trust voting together as a single class such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (3) such holder or holders have offered the Indenture Trustee reasonable indemnity, (4) the Indenture Trustee has for 60 days failed to institute such proceeding and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of such outstanding Notes.

     If an Event of Default occurs and is continuing with respect to any Trust and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder of such Trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice beyond such 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year and one day after the termination of the related Trust Agreement, institute against the related Trust or Seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the Indenture Trustee or the Owner Trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of the related Trust contained in the Indenture.

     Certain Covenants. Each Indenture provides that the related Trust may not consolidate with or merge into any other entity, unless (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (2) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (3) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (4) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (5) any action necessary to maintain the lien and security interest created by the related Indenture has been taken and (6) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Trust (collectively, the "Related Documents"), (1) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (2) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (3) dissolve or liquidate in whole or in part, (4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

     Except as specified in the related Prospectus Supplement, a Trust may engage in any activity other than as specified under "The Trusts" above. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes. The Indenture Trustee will continue to act as Indenture Trustee under the Indenture and the related Trust Sale and Servicing Agreement for the benefit of the related Certificateholders until such time as all payments in respect of Certificate Balance and interest due to such Certificateholders have been paid in full.

The Indenture Trustee

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent or otherwise becomes incapable of acting. In such circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding Notes outstanding also have the right to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                                THE CERTIFICATES

General

     With respect to each Trust, one or more classes of Certificates may be issued pursuant to the terms of a Trust Agreement (the "Trust Agreement"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates issued by each Trust may be offered hereby or may be sold in transactions exempt from registration under the Securities Act or retained by the Seller or its affiliates. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

     Each class of Certificates to be sold by the Certificate Underwriters (as defined in the related Prospectus Supplement) will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement, any Certificates offered under any such Prospectus Supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers of the Certificates will not be permitted in amounts of less than $20,000. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of any offered Certificates that are not retained by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no such Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. In such case, all references herein to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book Entry Registration" and "--Definitive Securities" in this Prospectus. Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Trust Agreement, except that, unless all such Certificates are owned by the Seller and its affiliates, such Certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than commencement by the Trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Insolvency Event)."

     Under the Trust Agreement, the Trust (and the Owner Trustee on its behalf) and the related Certificateholders, by accepting the related Certificates, will covenant that they will not, for a period of one year and one day after the termination of the Trust Agreement, institute against the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Distributions of Interest and Certificate Balance

     The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest (or, where applicable, with respect to Certificate Balance only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to Certificate Balance. A series may include one or more classes of Certificates ("Strip Certificates") entitled to (1) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates will be subordinate to payments in respect of the Notes as more fully described in the related Prospectus Supplement. Distributions in respect of Certificate Balance of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     A "Securityholder," as used herein, shall mean a holder of a beneficial interest in a book-entry security. Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Owner Trustee or Indenture Trustee, as applicable (the "Applicable Trustee"), through DTC Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede & Co. ("Cede"), as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller, it is anticipated that the only
"Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Securityholders will not be recognized by the Trustee as Noteholders or Certificateholders, as such term is used in the Trust Agreement and Indenture, as applicable, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit payments of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securityholders similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities the Rules provide a mechanism by which Securityholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Securityholders to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securityholders may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     In addition to holding Notes through Participants or Indirect Participants of DTC in the United States as described above, holders of book-entry Notes may hold their Notes through Cedelbank or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between Cedelbank Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such Business Day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Certain Federal Income Tax Considerations--Characterization and Treatment--Tax Consequences to Foreign Noteholders" in this Prospectus.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations
("Cedelbank  Participants")  and  facilitates  the clearance  and  settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations--Characterization and Treatment--Information Reporting and Backup Withholding" in this Prospectus. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or other Related Document on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, neither the Trust, the Seller, the Servicer, the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes or the Certificates of any series held by Cede, as nominee for DTC, by Cedelbank or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

     Unless otherwise specified in the related Prospectus Supplement, any Notes and Certificates originally issued in book-entry form will be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," as the case may be, and, collectively, the "Definitive Securities") to Noteholders, Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the related Administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Trust is unable to locate a qualified successor, (2) the Administrator, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of such Securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of Definitive Notes or Definitive Certificates, as the case may be. DTC shall notify all the Note Owners or Certificate Owners, as applicable, of the availability of Definitive Notes or Definitive Certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the Securities and receipt of instructions for re-registration, the appropriate trustee will reissue such Securities as Definitive Notes or Definitive Certificates, as the case may be, to holders thereof.

     Distributions of principal of, and interest on, the Definitive Securities will thereafter be made in accordance with the procedures set forth in the related Indenture or related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the last day of the preceding Monthly Period. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or Owner Trustee, as applicable. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the holders of such class.

     Definitive Securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     With respect to each Trust, on or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date and on or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders. Each such statement to be delivered to Noteholders will include the information set forth below as to the Notes with respect to such Payment Date or the period since the previous Payment Date on such Notes, as applicable. Each such statement to be delivered to Certificateholders will include the information set forth below as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (1) the amount of the distribution allocable to principal of each class of the Notes and to Certificate Balance of each class of Certificates;

     (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

     (3) the Aggregate Principal Balance as of the close of business on the last day of the preceding Monthly Period;

     (4) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the Certificate Balance and the Certificate Pool Factor for each class of Certificates, each after giving effect to all payments reported under (1) above on such date;

     (5) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the Servicer as Payments Ahead and the change in such amount from the previous statement, as the case may be;

     (6) the amount of outstanding Monthly Advances on such date;

     (7) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

     (8) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates with variable or adjustable rates;

     (9) the amount, if any, distributed to Noteholders and Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

     (10) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, and the change in such amounts from the preceding statement; and

     (11) the balance of the Reserve Account, if any, on such date, after giving effect to changes therein on such date.

     Each amount set forth pursuant to subclauses (1), (2), (7), (9) and (10) with respect to Notes or Certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes or the initial Certificate Balance, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the trustees will mail to each holder of a class of Securities who at any time during such calendar year has been a securityholder, and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. As long as the holder of record of the Securities is Cede, as nominee of DTC, beneficial owners of the Securities will receive tax and other information from Participants and Indirect Participants rather than from the trustees. See "Certain Federal Income Tax Considerations" in this Prospectus.

                      THE TRANSFER AND SERVICING AGREEMENTS

     Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of:

     (1) the Pooling and Servicing Agreement pursuant to which the Seller will purchase Receivables from GMAC, the Servicer will agree to service such Receivables, and GMAC, as Custodian, will agree to act as custodian for the documents evidencing the Receivables,

     (2) the Trust Sale and Servicing Agreement pursuant to which a Trust will acquire such Receivables from the Seller and agree to the servicing thereof by the Servicer and the appointment of GMAC as Custodian,

     (3) the Trust Agreement pursuant to which such Trust will be created and Certificates will be issued and

     (4) the Administration Agreement pursuant to which GMAC will undertake certain administrative duties with respect to such Trust (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of Receivables

     On the Closing Date specified in the related Prospectus Supplement (the "Closing Date"), GMAC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the Seller (a "Pooling and Servicing Agreement"). On the Closing Date, the Seller will transfer and assign to the applicable Trust, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, pursuant to a Trust Sale and Servicing Agreement among the Seller, the Servicer and the Trust (a "Trust Sale and Servicing Agreement"). Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the related Trust Sale and Servicing Agreement (a "Schedule of Receivables"). The Trust will, concurrently with such transfer and assignment, execute and deliver the related Notes and Certificates to the Seller in exchange for such Receivables. Except as set forth in the related Prospectus Supplement, the Seller will sell the related Securities offered hereby (which may or may not include all Securities of a series) to the respective underwriters set forth in the related Prospectus Supplement. See "Plan of Distribution" in this Prospectus.

     In each Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller, among other things, that:

     (1) the information provided in the related Schedule of Receivables is correct in all material respects;

     (2) the obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with GMAC's normal requirements;

     (3) as of the Closing Date, to the best of its knowledge, the related Receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials (other than tax liens and other liens that arise by operation of law) and no offsets, defenses or counterclaims have been asserted or threatened;

     (4) as of the Closing Date, each Receivable is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle; and

     (5) each related Receivable, at the time it was originated complied, and as of the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in- lending, equal credit opportunity and disclosure laws. In the related Trust Sale and Servicing Agreement, the Seller will assign the representations and warranties of GMAC, as set forth above, to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of GMAC to be false in any material respect as of the Closing Date.

     As of the last day of the second (or, if the Seller elects, the first) month following the discovery by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any representation or warranty of the Seller or GMAC that materially and adversely affects the interests of the related Securityholders in any Receivable, the Seller, unless the breach is cured in all material respects, will repurchase (or, will enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase) such Receivable (a "Warranty Receivable") from the Trust at a price equal to: (a) in the case of a Scheduled Interest Receivable, the sum of all remaining Scheduled Payments on such Receivable, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on such Receivable, plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, minus (1) the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day and (2) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable); or (b) in the case of a Simple Interest Receivable, the Amount Financed minus (1) that portion of all payments received on or prior to the last day of the related Monthly Period allocable to principal and (2) any Liquidation Proceeds with respect to such Receivable (to the extent applied to reduce the Principal Balance of such Receivable) (in either case, the "Warranty Payment"). The Seller or GMAC, as applicable, will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any such uncured breach.

     In each Pooling and  Servicing  Agreement,  the Servicer will covenant that
(1) except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest securing the related Receivable, (2) the Servicer will do nothing to impair the rights of the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivables and (3) the Servicer will not amend or otherwise modify any such Receivable such that the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) is altered or such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable) or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date. As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any covenant that materially and adversely affects any Receivable and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "Administrative Receivable"):
(1) in the case of a Scheduled Interest Receivable, (a) release all claims for reimbursement of Scheduled Interest Advances made on such Receivable and (b) purchase such Receivable from the Trust at a price equal to the sum of all remaining Scheduled Payments on such Receivable plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, minus the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day; or
(2) in the case of a Simple Interest Receivable, purchase such Receivable from the Trust at a price equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the related Monthly Period allocable to principal (in either case, the "Administrative Purchase Payment"). The Servicer will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders for any such uncured breach.

     Pursuant to each Trust Sale and Servicing Agreement, the Trust will agree to GMAC acting as custodian to maintain possession, as the Trust's agent, of the related retail instalment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as GMAC is the custodian of such documents. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of such Receivables to the Trust and the pledge by the Trust to the Indenture Trustee will be filed, and the Servicer's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise marked to reflect the assignment to the Trust or the pledge to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's and the Indenture Trustee's interests in such Receivables could be defeated.

Accounts

     With respect to each Trust, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and the Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with respect to each Trust an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with respect to each Trust an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Reserve Account or other credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Servicer will establish for each Trust an additional account (the "Payment Ahead Servicing Account") in the name of the Indenture Trustee, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until such time as payment becomes due. The Payment Ahead Servicing Account will not be property of the related Trust. Unless otherwise provided in the related Prospectus Supplement, the Payment Ahead Servicing Account will initially be maintained in the trust department of the Indenture Trustee.

     For any series, funds in the Collection Account, the Note Distribution Account and any Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Designated Accounts") will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies then rating the related Notes and Certificates at the request of the Seller (the "Rating Agencies") as being consistent with the rating of such Notes. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next Distribution Date or, in the case of the Note Distribution Account, the next Payment Date with respect to the Notes. To the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in related Notes that will not mature prior to the next Payment Date with respect to the Notes. Except as otherwise specified in the related Prospectus Supplement, such Notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in such Reserve Account would be less than the related Specified Reserve Account Balance. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses (collectively, "Investment Earnings"), will be payable to the Servicer.

     The Designated Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency then rating such institution in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

     Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

Servicing Compensation and Payment of Expenses

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Servicer will receive a servicing fee (the "Basic Servicing Fee") for the preceding Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement multiplied by the Aggregate Principal Balance of all Receivables held by such Trust as of the first day of such Monthly Period. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Servicer will also receive with respect to each Trust an additional amount (the "Additional Servicing") equal to the lesser of (1) the amount by which (A) the amount equal to the aggregate amount of the Basic

Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates and (2) the amount by which the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits, withdrawals and payments affecting any such Reserve Account other than the Additional Servicing and payments to the Seller) exceeds the Specified Reserve Account Balance. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee, any unpaid Basic Servicing Fees from all prior Distribution Dates and the Additional Servicing (collectively, the "Total Servicing Fee") to the extent of funds available therefor. Unless otherwise provided in the Prospectus Supplement, the Total Servicing Fee for each Monthly Period (together with any portion of the Total Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Monthly Period out of collections for such Monthly Period. In addition, unless otherwise provided in the related Prospectus Supplement, with respect to each Trust the Servicer will be entitled to retain any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee") and any Investment Earnings during a Monthly Period.

     The foregoing amounts with respect to each Trust are intended to compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information for the Trust, the Certificateholders and the Noteholders. Such amounts also will reimburse the Servicer for certain taxes, the fees of the Owner Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables Pool.

Servicing Procedures

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automobile receivables that it services for itself or others. See "Certain Legal Aspects of the Receivables" in this Prospectus. The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any such modification of a Receivable alters the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled
Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable) or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date, the Servicer will be obligated to purchase such Receivable.

     If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive an amount specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation ("Liquidation Expenses").

Collections

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables received from obligors and all proceeds of Receivables collected during each calendar month (each, a "Monthly Period") into the related Collection Account not later than two Business Days after receipt. However, at any time that (1) GMAC is the Servicer, (2) there exists no Servicer Default and
(3) either (A) the short-term unsecured debt of the Servicer is rated at least A-1 by Standard & Poor's Rating Services and P-1 by Moody's Investors Service, Inc., or (B) certain arrangements are made which are acceptable to the Rating Agencies, the Servicer may retain such amounts until the related Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     Collections on a Scheduled Interest Receivable made during a Monthly Period (other than an Administrative Receivable or a Warranty Receivable) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the Servicer with respect to such Receivable and then to the Scheduled Payment. Any collections on such a Receivable remaining after such applications will be considered an "Excess Payment." Such Excess Payment will be held by the Servicer (or, if the Servicer has not satisfied conditions (2) and (3) described in the preceding paragraph, will be deposited in the Payment Ahead Servicing Account), and will be deemed a "Payment Ahead," except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied Payments Ahead exceeds the sum of three Scheduled Payments, or (2) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then such portion of such Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a full or partial prepayment of such Receivable (a "Prepayment"). On any Distribution Date on which a Prepayment is to be applied with respect to a Scheduled Interest Receivable, the "Prepayment Surplus" will equal that portion of the Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

     Collections made during a Monthly Period with respect to Simple Interest Receivables (other than Administrative Receivables and Warranty Receivables) which are not late fees or certain other similar fees or charges will be applied first to the payment to the Servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all such Receivables. With respect to a Monthly Period, "Excess Simple Interest Collections" represent the excess, if any, of (1) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest over
(2) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust, assuming that the payment on each such Receivable was received on its respective due date.

     Collections on Administrative Receivables and Warranty Receivables (including Administrative Purchase Payments and Warranty Payments) will generally be applied in the manner described above, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the Servicer or the Seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.

Monthly Advances

     Unless otherwise provided in the related Prospectus Supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Receivable will be applied by the Servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the Servicer will advance an amount (a "Scheduled Interest Advance") equal to the amount of such shortfall. The Servicer will be obligated to make a Scheduled Interest Advance only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on any Receivable. The Servicer will be reimbursed for any Scheduled Interest Advances with respect to a Receivable from subsequent payments or collections relating to such Receivable. At such time as the Servicer determines that Scheduled Interest Advances will not be recoverable from payments with respect to such Receivable, the Servicer will be entitled to recoup its Scheduled Interest Advances from collections from other related Receivables.

     Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, as of the last day of each Monthly Period, the Servicer will advance an amount (a "Simple Interest Advance" and, collectively with a Scheduled Interest Advance, a "Monthly Advance") equal to the excess, if any, of
(1) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust assuming that the payment on each such Receivable was received on its respective due date over (2) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest. In addition, with respect to each Trust, the Servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the Servicer, all Liquidation Proceeds realized with respect to Simple Interest Receivables allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period). Unless otherwise provided in the related Prospectus Supplement, the Servicer will not make any advance with respect to principal on any Simple Interest Receivable.

Distributions

     With respect to each Trust, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) (with respect to the Notes) and distributions in respect of Certificate Balance and interest (or, where applicable, of Certificate Balance or interest only) (with respect to the Certificates) on each class of Securities entitled thereto will be made by the Indenture Trustee or the Owner Trustee, as applicable, to the Noteholders and the Certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, collections on the Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Noteholders and Certificateholders as and to the extent described in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related Prospectus Supplement.

Credit Enhancement

     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash advances or deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of securityholders of other series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the Trust Sale and Servicing Agreement, the Seller will establish for a series an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the Indenture Trustee.

     Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will not be included in the property of the related Trust but will be a segregated trust account held by the Indenture Trustee for the benefit of Noteholders and Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of the Reserve Account Initial Deposit (in the amount set forth in the related Prospectus Supplement). To the extent, if any, described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of the Total Servicing Fee and the distributions and allocations to the Noteholders and the Certificateholders required on such date. Unless otherwise provided in the related Prospectus Supplement or agreed by the Seller, amounts on deposit in the Reserve Account after payments to Noteholders, Certificateholders and the Servicer may be paid to the Seller to the extent that such amounts exceed the Specified Reserve Account Balance. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

Net Deposits

     As an administrative convenience during such Monthly Periods as the Servicer is permitted to hold payments on Receivables until the related Distribution Date, the Servicer will also be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any Trust for or with respect to the Monthly Period net of distributions to be made to the Servicer for such Trust with respect to the Monthly Period. Similarly, the Servicer may cause to be made a single, net transfer from the Collection Account to the related Payment Ahead Servicing Account, or vice versa. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any Trust at any time that the Servicer is not required to remit collections on a daily basis, the Servicer may retain collections allocable to the Notes or the Note Distribution Account until the related Payment Date, and pending deposit into the Collection Account or the Note Distribution Account, such collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each Payment Date, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will make all distributions, deposits and other remittances with respect to the Notes or the Note Distribution Account of a Trust for the periods since the previous distribution was to have been made. If Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

Statements to Trustees and Trust

     Prior to each Payment Date and Distribution Date, with respect to each Trust the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on such date described under "Certain Information Regarding the Securities--Reports to Securityholders" in this Prospectus.

Evidence as to Compliance

     Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to the June 30 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Trust Sale and Servicing Agreement will also provide for delivery to the Owner Trustee and the Indenture Trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to the June 30 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Such certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.

     Copies  of  such   statements   and   certificates   may  be   obtained  by
Securityholders by a request in writing addressed to the applicable Indenture Trustee or Owner Trustee.

     In each Trust Sale and Servicing Agreement, the Seller will agree to give the Indenture Trustee and the Owner Trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the Seller will agree to give the Indenture Trustee, the Owner Trustee and the Trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

Certain Matters Regarding the Servicer

     Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as Servicer thereunder and under the Pooling and Servicing Agreement, except upon determination that GMAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the related Transfer and Servicing Agreements.

     Each Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or the related Indenture or for errors in judgment. Neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the Indenture Trustee or the Owner Trustee for any contractual damages, liability or expense incurred by reason of such trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such trustee's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the related Trust Agreement or the related Indenture. In addition, each Trust Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Noteholders and the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Noteholders and the Certificateholders.

     Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the Servicer under such Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as Servicer, the Servicer may at any time subcontract any duties as Servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct such duties in accordance with the Servicer's servicing guidelines and the Trust Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing receivables similar to the Receivables, provided that no such delegation will relieve the Servicer of its responsibility with respect to such duties.

Servicer Default

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Trust Sale and Servicing Agreement will consist of: (1) any failure by the Servicer to make any required distribution, payment, transfer or deposit or to direct the related Indenture Trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or after discovery of such failure by an officer of the Servicer; (2) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement in such Trust Sale and Servicing Agreement, the related Pooling and Servicing Agreement, the related Trust Agreement or the related Indenture, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Owner Trustee or to the Servicer, the Indenture Trustee and the Owner Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance or after discovery of such failure by an officer of the Servicer; (3) any representation, warranty or certification made by the Servicer in such Trust Sale and Servicing Agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and which has a material adverse effect on the rights of the related Securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the Servicer by the Indenture Trustee or the Owner Trustee; or (4) certain events of bankruptcy, insolvency or receivership with respect to the Servicer by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

     Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to such Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing

Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Seller and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Default

     As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes (or, if the Notes have been paid in full and the Indenture has been discharged with respect thereto, the related Owner Trustee or the holders of related Certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all Certificates other than Certificates owned by the Trust, the Seller, GMAC or any of their affiliates) may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement and the related Pooling and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. If the Indenture Trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Trust Sale and Servicing Agreement.

Waiver of Past Defaults

     With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then outstanding related Notes (or if all of the Notes have been paid in full, holders of the related Certificates whose Certificates evidence not less than a majority of the outstanding Certificate Balance) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

Amendment

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders (1) to cure any ambiguity, (2) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or in any other Related Document, (3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of Noteholders or Certificateholders (provided that if any such addition affects any class of Noteholders or
Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholders or Certificateholders), (4) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or (5) to add, change or eliminate any other provisions of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders. No such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any Note or Certificate without the consent of the holder thereof, any Interest Rate, any Pass Through Rate or the Specified Reserve Account Balance, (2) adversely affect the rating of any series by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes or the Voting Interests of the outstanding Certificates, as appropriate, of such series or (3) reduce

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

the aforesaid percentage required of Noteholders or Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.

Insolvency Event

     Each Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller); provided, however, that under no circumstance will the Owner Trustee commence any such proceeding prior to the date that is one year and one day after the termination of the Trust. In the Trust Sale and Servicing
Agreement, the Servicer and the Seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related Notes and the related Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

     Under each Trust Agreement, Certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

     Each Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Indenture Trustee and the Owner Trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the Indenture Trustee nor Owner Trustee will be so indemnified if such acts or omissions or alleged acts or omissions constitute willful misfeasance bad faith or negligence by the Indenture Trustee or the Owner Trustee, as applicable. In addition, the Servicer will indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Transfer and Servicing Agreements and the Indenture or by reason of its reckless disregard of its obligations and duties thereunder. The Servicer will also indemnify such parties against any taxes that may be asserted against such parties with respect to the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes with respect to the sale of Receivables or Securities, the ownership of Receivables or the receipt of payments on Securities or other compensation.

Termination

     Each Trust will terminate upon the final distribution by the Indenture Trustee and the Owner Trustee of all monies and other property of the Trust in accordance with the terms of the Trust Agreement, the Indenture and the Trust Sale and Servicing Agreement (including in the case of the exercise by the Servicer of its repurchase option as described below). Upon termination of the Trust and payment (or deposit into the Note Distribution Account and the Certificate Distribution Account) of all amounts to be paid to the related Securityholders, any remaining assets of the Trust and any amounts remaining on deposit in the related Reserve Account will be paid to the Seller.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted at its option to purchase from each Trust, as of the last day of any Monthly Period, if the then outstanding Aggregate Principal Balance of the Receivables held by such Trust is 10% or less of the Aggregate Amount Financed, all remaining related Receivables and other Trust assets at a price equal to the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of any other property held as part of the Trust (which amount will in no event be less than the sum of the outstanding Notes and Certificates plus accrued and unpaid interest thereon) and determined as of the end of such Monthly Period. As further described in the related Prospectus Supplement, any related outstanding Notes will be redeemed concurrently therewith and the subsequent distribution to related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates. The Indenture Trustee will give written notice of redemption to each related Noteholder of record and the Owner Trustee will give written notice of termination to each related Certificateholder of record. The final distribution to any Noteholder or Certificateholder will be made only upon

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



surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Owner Trustee specified in the notice of termination.

Administration Agreement

     GMAC, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to each Trust, unless otherwise specified in the Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $1,500 per month. The Servicer will pay the administration fee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

     In all states in which the Receivables have been originated, retail instalment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     With respect to each Trust, pursuant to the Pooling and Servicing Agreement, GMAC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller and pursuant to the Trust Sale and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles securing such Receivables to the Trust and the Trust will pledge its interest to the Indenture Trustee. However, because of the administrative burden and expense, no certificate of title will be amended to identify the Trust as the new secured party relating to a Financed Vehicle or the interest of the Indenture Trustee therein. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and Trust pursuant to a custodian agreement entered into pursuant to the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this Prospectus.

     In most states, an assignment such as that under both the related Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of GMAC's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of GMAC under the related Pooling and Servicing Agreement and, if the interests of the Securityholders in the related Receivable are materially and adversely affected, would create an obligation of GMAC to repurchase such Receivable unless the breach is cured. Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because the Trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

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

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re- register a vehicle.
Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the Seller that, as of the Closing Date, each Receivable is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle. The Seller will have assigned such representation, among others, to the Owner Trustee pursuant to the related Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, the Noteholder or the Certificateholder if such a lien or confiscation arises.

Repossession

     In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the Servicer and the Federal Trade Commission ("FTC Repossession Consent Order") imposes similar requirements for the giving of notice for any such sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

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

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC and the FTC Repossession Consent Order require the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code (the "UCCC") and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables (or, if a seller with respect to a Receivable is not liable for indemnifying the Trust as assignee of the Receivables from the Seller, failure to comply could impose liability on an assignee in excess of the amount of the Receivable).

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCC, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. The Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of GMAC's warranties under the related Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the Receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this Prospectus.

     Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Under each Pooling and Servicing Agreement, GMAC will represent to the Seller that each Receivable complies with all requirements of law in all material respects. The Seller will have assigned such representation, among others, to the related Trust. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the related Trust's interest in a Receivable, such violation may create an obligation to repurchase the Receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in this Prospectus.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

Transfer of Vehicles

     The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of each Owner Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.

Sale of Receivables by GMAC

     As described herein, the transaction of the Receivables that are being sold by GMAC to the Seller and from the Seller to the Trust have been structured as, and will be treated by the parties as, sales. In 1993, the United States Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the Seller were a debtor in a bankruptcy proceeding and the bankruptcy court applied this analysis, delays or reductions in receipt of collections on the Receivables to the related Trust and distributions on the related Securities to Securityholders could occur.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

     Set forth below is a discussion of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes and Certificates. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders and Certificateholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders and Certificateholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Code. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES OR CERTIFICATES.

     The following discussion addresses Notes and Certificates falling into four general categories: (1) Notes (other than Strip Notes or any other series of Notes specifically identified as receiving different tax treatment in the related Prospectus Supplement) which the Seller, the Servicer and the Noteholders will agree to treat as indebtedness secured by the related Receivables, (2) Certificates representing interests in a trust which the Seller, the Servicer and the applicable Certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"), (3) Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"), and (iv) Certificates, all of which are owned by the Seller, representing interests in a trust which the Seller and the Servicer will agree to treat as a division of the Seller and hence disregarded as a separate entity (a "Tax Non-Entity"), in each case for purposes of federal, state and local income and franchise taxes. Certificates issued by a Tax Trust are referred to herein as "Trust
Certificates", Certificates (including Strip Certificates) and Strip Notes issued by a Tax Partnership are referred to herein as "Partnership
Certificates," and Certificates issued by a Tax Non-Entity are referred to herein as "Tax Non- Entity Certificates." The Prospectus Supplement for each series of Certificates will indicate whether the related trust fund is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the Seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of Seller, for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a "Noteholder" are to the beneficial owner of a Note, and references to a "Certificateholder" or a "holder" are to the beneficial owner of a Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

     Characterization as Debt. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), regardless of whether such Notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, Kirkland & Ellis, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion to the effect that the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates--Classification of Trusts and Trust Certificates", "Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates--Classification of Tax Non-Entity and Tax Non-Entity Certificates" for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

     Treatment of Stated Interest. Based on the foregoing opinion, and assuming the Notes are not issued with original issue discount ("OID"), the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Interest received on a Note may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. Except to the extent indicated in the related Prospectus Supplement, no series of Notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless such excess falls within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will be the first price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a Note were treated as being issued with OID, a Noteholder would be required to include OID in income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

     A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include OID on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if such Note is payable in instalments, as principal is paid thereon. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of the interest income, if any, and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

     A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

     Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the related Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 1999. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

     Because the Seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the Seller and all Notes (except Strip Notes and any other series of Notes specifically identified as receiving different tax treatment in the related Prospectus Supplement) as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

     Tax Consequence to Foreign Noteholders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of a related Tax Trust, Tax Partnership or the Seller (including a holder of 10 percent of the applicable outstanding Certificates) or a "controlled foreign corporation" with respect to which the related Tax Trust, Tax Partnership or the Seller is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the related Tax Trust or Tax Partnership within 30 days of such change. If such interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has amended the transition period relating to new regulations governing backup withholding and information reporting requirements. Withholding certificates or statements that are valid on December 31, 2000 may be treated as valid until the earlier of its expiration or December 31, 2000. All existing certificates or statements will cease to be effective after December 31, 2000.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

     Classification of Trusts and Trust Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Trust Certificates, Tax Counsel will deliver its opinion to the effect that the related Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Code. For each such series, the Seller and the Certificateholders will express in the Trust Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

     Although Tax Counsel will opine that each such Tax Trust should properly be characterized as a grantor trust for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, such Tax Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such Trust Certificates as partners could differ from the income reportable by the holders of such Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables (reduced by deductions, including interest on any Notes unless the Notes were treated as an equity interest). See "Partnership Certificates--Classification of Partnerships and Partnership Certificates" below.

     Despite Tax Counsel's opinion that a Tax Trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have certain features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

     Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under "Treatment of Fees or Payment," in Tax Counsel's opinion each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Receivables and any other property in the related Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Owner Trustee. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Owner Trustee, whichever is earlier.

     Assuming that the market discount rules do not apply, the portion of each payment to a Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any related Notes, reasonable servicing fees, and other fees paid or incurred by the related Tax Trust. If a Certificateholder is an individual, estate or trust, the deduction for such Certificateholder's pro rata share of such fees will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including such fees, exceed 2% of such Certificateholder's adjusted gross income. Because the Servicer will not report to
Certificateholders the amount of income or deductions attributable to miscellaneous charges, such a Certificateholder may effectively under report its net taxable income. See "Treatment of Fees or Payments" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

     Treatment of Fees or Payments. It is expected that income will be reported to Certificateholders on the assumption that the Certificateholders own a 100% interest in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

     To the extent that the Receivables are characterized as "stripped bonds," the income of the related Tax Trust allocable to Certificateholders would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any related Notes and other fees. In addition, a Certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the OID rules of the Code. However, if the price at which a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, it appears that the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

     If the OID on a Receivable were not treated as de minimis, a Certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Certificateholder at a significant discount, such prepayment assumption could accelerate the accrual of income by a Certificateholder.

     It is  also  possible  that  any  fees  deemed  to be  excessive  could  be recharacterized as deferred purchase price payable to the Seller by Certificateholders in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Certificateholder.

     Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the Servicer and the Seller will not be recharacterized as being retained ownership interests in the Receivables (as discussed above). A purchaser of a Trust Certificate should be treated as purchasing an interest in each Receivable and any other property in the related Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the Receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

     It is believed that the Receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by such Tax Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a Receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

     Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in Receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible with respect to indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates (and deferring any applicable interest expense), a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     In the event that a Receivable is treated as purchased at a premium (i.e., the allocable portion of the Certificateholder's purchase price for the related Trust Certificate exceeds the remaining principal balance of the Receivable), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in basis) under a constant yield method over the term of the Receivable if the Certificateholder makes an election. Any such election will apply to all debt instruments held by the Certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

     Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A Certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the Receivables held by the related Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related
Receivables would generally be treated as ordinary income to the Certificateholder, unless such Certificateholder makes the special election described under "Discount and Premium" above.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

     Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to Receivables which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificateholder is not engaged in a trade or business in the United States and that such Certificateholder fulfills certain certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders."

Partnership Certificates

     Classification of Partnerships and Partnership Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Partnership Certificates, the Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of such Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such Partnership being the Certificateholders and the Seller (in its capacity as recipient of distributions from the Reserve Account), and any related Notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, such Tax Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Tax Partnership). However, upon the issuance of each series of Partnership Certificates, Tax Counsel will deliver its opinion generally to the effect that such Tax Partnership will not be classified as an association taxable as a corporation.

     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if such Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of the Tax Partnership's expenses.

     Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of such Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of such Receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued with respect to any related Notes, servicing and other fees, and losses or deductions upon collection or disposition of the related Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (with respect to any series of Partnership Certificates, the Trust Agreement and related documents). Each Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated taxable income of the related Tax Partnership for each month equal to their allocable share of the sum of (1) the Pass Through Rate on the related Partnership Certificates for such month; (2) an amount equivalent to interest that accrues during such month on amounts previously due on such Partnership Certificates but not yet distributed; (3) any

Tax Partnership income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (4) any Prepayment Surplus (as defined in the related Prospectus Supplement) payable to the Partnership Certificates for such month. In addition, each Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the related Tax Partnership on any related Notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the related Certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the related Prospectus Supplement. All taxable income of the Tax Partnership remaining after the allocations to the Certificateholders will be allocated to the Seller. It is believed that the allocations to Certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the related Prospectus Supplement, even though the related Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Partnership Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the related Tax Partnership.

     Additionally, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An  individual  taxpayer  may  generally  deduct   miscellaneous   itemized
deductions (which do not include interest expense) only to the extent they exceed two percent of adjusted gross income, and, certain additional limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of a Tax Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

     Each Tax Partnership intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by such Tax Partnership for the related Receivables may be greater or less than the remaining principal balance of such Receivables at the time of purchase. If so, such Receivables will have been acquired at a premium or market discount, as the case may be. (As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

     Each Tax Partnership will make an election that will result in any market discount on the related Receivables being included in income currently as such discount accrues over the life of such Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If such a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, such Tax Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the related Tax Partnership's income (includible in his income) for the current and prior taxable years and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any related Notes and other liabilities of such Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of such month. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before its actual purchase.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of a Tax Partnership might be reallocated among the Certificateholders. The Owner Trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Partnership Certificate for greater (less) than its adjusted basis therefor, the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the related Tax Partnership's assets will not be adjusted to reflect that higher (or lower) basis unless such Tax Partnership were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

     Administrative Matters. For each Tax Partnership, the related Owner Trustee is required to keep or have kept complete and accurate books of such Tax
Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of such Tax Partnership and will report each Certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Tax Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide such Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the related Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the related Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     The Seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the related Tax Partnership. An adjustment could result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the related Tax Partnership.

     Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority regarding that issue under facts substantially similar to those described herein. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, such Tax Partnership will withhold as if it were so engaged in order to protect such Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign Certificateholders as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. In determining a holder's nonforeign status, a Tax Partnership may generally rely on the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax (including, in the case of a corporation, the branch profits tax) on its share of the related Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the related Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the related Tax Partnership, taking the position that no taxes were due because such Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Non-Entity Certificates

     Classification of Tax Non-Entity and Tax Non-Entity Certificates. With respect to Certificates identified in the related Prospectus Supplement as Tax Non-Entity Certificates and which are entirely owned by the Seller, the Seller and the Servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the Tax Non-Entity as a division of the Seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax

Non-Entity. Under the "check-the-box" Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is classified as a Tax Non- Entity when all its equity interests are wholly-owned by the Seller and if Certificates are then sold or issued in any manner which results in there being more than one Certificateholder, the trust will be treated as a Tax Partnership.

If Certificates are issued to more than one person, the Seller and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders (including the Seller) and the Notes being debt of such partnership.

Risks of Alternative Characterization. If a Tax Non-Entity were an association or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates--Classification of Partnerships and Partnership Certificates."

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, Notes, Certificates, Noteholders or Certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non- Entity as well as any state and local tax consequences to them of purchasing, holding and disposing of Notes or Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans and certain collective investment funds or insurance company general or separate accounts in which such plans and accounts are invested (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. The acquisition or holding of Securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Servicer, the related Trust or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.

     In addition, certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates is discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors and refer to the applicable Prospectus Supplement regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in one or more underwriting agreements (each an "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (1) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (2) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

     Under each Underwriting Agreement, except as otherwise provided in the related Prospectus Supplement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Notes and the Certificates will be passed upon for each Trust, the Seller and GMAC by Robert L. Schwartz, Esq., General Counsel of the Seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the Seller, each Trust and GMAC. Mr. Schwartz owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, each Trust and the Seller by Kirkland & Ellis.

                       WHERE YOU CAN FIND MORE INFORMATION

     We  filed  a  registration   statement  relating  to  the  Securities  (the
"Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at: General Motors Acceptance Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202.

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

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the accompanying Prospectus Supplement and the pages on which the definitions of such terms may be found herein.




                                                                 Page
Accumulation Account........................................     S-15
Accumulation Amount.........................................     S-21
Additional Servicing........................................       24
Administration Agreement....................................       33
Administrative Purchase Payment.............................       23
Administrative Receivable...................................       23
Administrator...............................................       33
Aggregate Amount Financed...................................        7
Aggregate Noteholders' Interest Distributable Amount........     S-22
Aggregate Noteholders' Principal Distributable Amount.......     S-22
Aggregate Principal Balance.................................        8
Amount Financed.............................................        7
Applicable Trustee..........................................       17
APR.........................................................        8
Available Interest..........................................     S-19
Available Principal.........................................     S-19
Basic Servicing Fee.........................................       24
Basic Servicing Fee Rate....................................     S-19
Benefit Plan................................................       47
Business Day................................................     S-14
Cede........................................................       17
Cedelbank Participants......................................       18
Certificate Balance.........................................     S-22
Certificate Distribution Account............................       23
Certificate Pool Factor.....................................        9
Certificateholders..........................................        9
Certificateholders' Interest Carryover Shortfall............     S-22
Certificateholders' Interest Distributable Amount...........     S-22
Certificateholders' Monthly Interest Distributable Amount...     S-22
Certificateholders' Percentage..............................     S-22
Certificateholders' Principal Carryover Shortfall...........     S-22
Certificateholders' Principal Distributable Amount..........     S-22
Certificates................................................        6
Class A Percentage..........................................     S-23
Clearstream.................................................     S-17
Clearstream Participants....................................     S-17
Closing Date................................................     S-11
Code........................................................       36
Collection Account..........................................       23
Contingent Interest Rate Swap ..............................     S-26
Contingent Swap Counterparty................................     S-26
Cooperative.................................................       18
Cutoff Date.................................................      S-6
Definitive Certificates.....................................       19
Definitive Notes............................................       19
Definitive Securities.......................................       19
Depository..................................................       11
Designated Accounts.........................................       24
Distribution Date...........................................     S-14
DTC.........................................................       17
Eligible Deposit Account....................................       24
Eligible Institution........................................       24
Eligible Investments........................................       24
ERISA.......................................................       47
Euroclear Operator..........................................       18
Euroclear Participants......................................       18
Events of Default...........................................       13
Excess Payment..............................................       26
Excess Simple Interest Collections..........................       26

Final Scheduled Distribution Date...........................     S-13
Financed Vehicles...........................................        6
FTC Repossession Consent Order..............................       34
FTC Rule....................................................       35
General Motors..............................................        7
GMAC........................................................        7
Indenture...................................................     S-13
Indenture Trustee...........................................     S-13
Indirect Participants.......................................       17
Initial Aggregate Discounted Principal Balance..............     S-23
Insolvency Event............................................       30
Insolvency Laws.............................................        9
Interest Rate...............................................     S-13
Investment Earnings.........................................       24
IRS.........................................................       37
Issuer......................................................      S-3
Joint Probability ..........................................     S-26
LIBOR.......................................................     S-14
LIBOR Business Day..........................................     S-14
Liquidating Receivables.....................................     S-19
Liquidation Expenses........................................       25
Liquidation Proceeds........................................     S-19
Monthly Advance.............................................       27
Monthly Period..............................................       25
Note Distribution Account...................................       23
Note Pool Factor............................................        9
Noteholders.................................................        9
Noteholders' Interest Carryover Shortfall...................     S-23
Noteholders' Interest Distributable Amount..................     S-23
Noteholders' Percentage.....................................     S-23
Noteholders' Principal Carryover Shortfall..................     S-23
Noteholders' Principal Distributable Amount.................     S-23
Notes.......................................................        6
OID.........................................................       38
Owner Trustee...............................................     S-11
Participants................................................       11
Partnership Certificates....................................       37
Pass Through Rate...........................................     S-24
Payment Ahead...............................................       26
Payment Ahead Servicing Account.............................       23
Payment Date................................................       11
Plan Assets Regulation......................................       47
Pooling and Servicing Agreement.............................       21
Prepayment..................................................       26
Principal Balance...........................................        8
Principal Distributable Amount..............................     S-24
PTCE........................................................     S-28
Rating Agencies.............................................       24
Receivables.................................................        6
Receivables Pool............................................        6
Reference Bank Rate.........................................     S-14
Registration Statement......................................       48
Related Documents...........................................       14
Reserve Account.............................................       28
Rules.......................................................       17
Schedule of Receivables.....................................       22
Scheduled Interest Advance..................................       26
Scheduled Interest Receivables..............................        7
Scheduled Payments..........................................        7
SEC.........................................................       48
Securities..................................................        2
Securities Act..............................................       48
Securityholder..............................................       17
Seller......................................................        9
Sequential Amortization Commencement Date...................     S-24
Sequential Amortization Period..............................     S-24
Servicer Default............................................       30
Servicer Liquidity Advance..................................     S-17

Short-Term Note.............................................       38
Simple Interest Advance.....................................       26
Simple Interest Receivables.................................        8
Specified Reserve Account Balance...........................     S-25
Strip Certificates..........................................       16
Strip Notes.................................................       11
Swap Counterparty...........................................     S-26
Supplemental Servicing Fee..................................       25
Targeted Final Distribution Date............................     S-13
Tax Counsel.................................................       37
Tax Non-Entity..............................................       37
Tax Non-Entity Certificates.................................       37
Tax Partnership.............................................       37
Tax Trust...................................................       37
Terms and Conditions........................................       19
Total Available Amount......................................     S-19
Total Note Principal Payment Amount.........................     S-25
Total Servicing Fee.........................................       25
Transfer and Servicing Agreements...........................       21
Trust.......................................................        6
Trust Agreement.............................................       15
Trust Certificates..........................................       37
Trust Indenture Act.........................................       12
Trust Sale and Servicing Agreement..........................       21
UCC.........................................................       23
UCCC........................................................       35
Underwriting Agreement......................................       48
Variable Pay Percentage.....................................     S-25
Warranty Payment............................................       22
Warranty Receivable.........................................       22

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     No dealer, salesman or other person has                   Capital Auto Receivables
been authorized to give any information or                        Asset Trust 2000-2
to make any representations not contained
in this Prospectus Supplement and the
Prospectus and, if given or made, such                               $980,284,000
information or representations must not be                        Asset Backed Notes
relied upon as having been authorized by
the Seller, the Servicer or the
Underwriters. This Prospectus Supplement
and the Prospectus do not constitute an
offer to sell, or a solicitation of an offer to
buy, the securities offered hereby to anyone
in any jurisdiction in which the person                     Capital Auto Receivables, Inc.
making such offer or solicitation is not                                Seller
qualified to do so or to anyone to whom it is
unlawful to make any such offer or
solicitation. Neither the delivery of this                          General Motors
Prospectus Supplement and the Prospectus                        Acceptance Corporation
nor any sale made hereunder shall, under                               Servicer
any circumstances, create an implication
that information herein or therein is
correct as of any time since the date of this
Prospectus Supplement or the Prospectus.

                                                              ---------------------------
                                                                 PROSPECTUS SUPPLEMENT
                                                              ---------------------------
            ---------------



                                                                     Underwriters
     Until February 27, 2001, all dealers
effecting transactions in the Notes, whether                   Deutsche Banc Alex. Brown
or not participating in this distribution,                  Banc One Capital Markets, Inc.
may be required to deliver a Prospectus
Supplement and the Prospectus to which it                     Credit Suisse First Boston
relates. This delivery requirement is in                          Merrill Lynch & Co.
addition to the obligation of dealers to                      Morgan Stanley Dean Witter
deliver a Prospectus Supplement and                              Salomon Smith Barney
Prospectus when acting as underwriters
and with respect to their unsold allotments
or subscriptions.
=================================================     =========================================

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